UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSATLANTIC PETROLEUM CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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TRANSATLANTIC PETROLEUM CORP.

Dear TransAtlantic Shareholder:

You are cordially invited to attend an annual and special meeting of shareholders of TransAtlantic Petroleum Corp. (“TransAtlantic”) to be held at the Calgary Petroleum Club, 319 5th Avenue SW, in the City of Calgary, in the Province of Alberta on Tuesday, June 16, 2009 at 11:00 a.m. (Calgary time) for the following purposes:

1.	to elect six directors to the Board of Directors, each for a one-year term;

2.	to appoint KPMG LLP to serve as TransAtlantic’s auditor and independent registered public accounting firm until the close of the next annual meeting;

3.	to approve the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan; and

4.	to transact any and all other business that may properly come before the annual and special meeting or any adjournment(s) or postponement(s) thereof.

In addition, the audited financial statements for the year ended December 31, 2008 together with the report of the auditors thereon will be placed before the shareholders at the annual and special meeting.

Your vote is very important, regardless of the number of common shares you own. Only shareholders who owned common shares of TransAtlantic at the close of business on May 12, 2009, the record date for the annual and special meeting, will be entitled to vote at the annual and special meeting. To vote your common shares, you may use the enclosed proxy card or attend the annual and special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual and special meeting.

I thank you for your support of our company and look forward to seeing you at the annual and special meeting.

Sincerely,

Matthew McCann

Chief Executive Officer

The enclosed proxy statement and information circular is dated April 30, 2009 and is expected to be first sent or given to shareholders of TransAtlantic on or about May 20, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2009: The Proxy Statement and Information Circular, Annual Report and Proxy Card are also available at www.transatlanticpetroleum.com/s/Proxy.asp.

TRANSATLANTIC PETROLEUM CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2009

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the “Annual Meeting”) of the holders of common shares of TransAtlantic Petroleum Corp. (the “Company”) will be held at the Calgary Petroleum Club, 319 5th Avenue SW, in the City of Calgary, in the Province of Alberta on Tuesday, June 16, 2009 at 11:00 a.m. (Calgary time) for the following purposes:

1.	to elect six directors to the Board of Directors, each for a one-year term;

2.	to appoint KPMG LLP to serve as the Company’s auditor and independent registered public accounting firm until the close of the next annual meeting;

3.	to approve the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan; and

4.	to transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In addition, the audited financial statements of the Company for the year ended December 31, 2008 together with the report of the auditors thereon will be placed before the shareholders at the Annual Meeting.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment thereof in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement and information circular to ensure that your shares will be represented at the Annual Meeting. A form of proxy will not be valid unless it is received at the offices of Computershare Investor Services, Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) before the Annual Meeting or any postponement or adjournment thereof.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

MATTHEW MCCANN

Chief Executive Officer

Dallas, Texas

April 30, 2009

TRANSATLANTIC PETROLEUM CORP.

Suite 1840, 444 – 5th Avenue SW

Calgary, Alberta T2P 2T8

(403) 262-8556

PROXY STATEMENT AND INFORMATION CIRCULAR

DATED APRIL 30, 2009

FOR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2009

The accompanying proxy is solicited by the Board of Directors and management on behalf of TransAtlantic Petroleum Corp. (the “Company”), to be voted at the 2009 Annual and Special Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 16, 2009, at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders (the “Notice”) and at any adjournments or postponements of that meeting. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted for the election of directors, for the appointment of KPMG LLP to serve as the Company’s auditor and independent registered public accounting firm (“Auditor”) until the close of the next annual meeting, and for the approval of the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan, all as set forth in the accompanying Notice.

ABOUT THE ANNUAL MEETING

The Annual Meeting will be held on June 16, 2009 at 11:00 a.m. (Calgary time) at the Calgary Petroleum Club, 319 5th Avenue SW, in the City of Calgary, in the Province of Alberta. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection at the records office of the Company or the Calgary office of its registrar and transfer agent, Computershare Trust Company of Canada, during regular business hours beginning on May 22, 2009 and at the Annual Meeting.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

This proxy statement and information circular and accompanying proxy card are being mailed on or about May 20, 2009. The Company’s Annual Report to Shareholders covering the Company’s fiscal year ended December 31, 2008 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

The principal executive offices of the Company are located at, and the mailing address of the Company is, Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8.

Record Date

The Board of Directors of the Company has fixed May 12, 2009 as the record date (the “Record Date”) for determining shareholders of the Company entitled to receive notice of and vote at the Annual Meeting. A person shown as a shareholder of record holding common shares of the Company (“Common Shares”) as of the close of business on the Record Date shall be entitled to vote the Common Shares registered in such shareholder’s name on that date except to the extent that (i) such shareholder has transferred the ownership of any of his or her Common Shares after that date, and (ii) the transferee of those Common Shares produces a properly endorsed share certificate or otherwise establishes that the transferee owns the Common Shares, and demands at least ten (10) days before the Annual Meeting that the transferee’s name be included in the list of persons entitled to vote at the Annual Meeting, in which case such transferee will be entitled to vote such Common Shares at the Annual Meeting or any postponement or adjournment thereof. There were 155,109,366 Common Shares issued and outstanding on April 28, 2009. Each shareholder will have one vote for each Common Share of the Company owned of record at the close of business on the Record Date.

Vote Required

Two or more persons present in person holding or representing by proxy not less than 10% of the outstanding Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Annual Meeting to a fixed time and place but may not transact any other business. Provided that the Annual Meeting is not adjourned by one or more adjournments for an aggregate of 30 days or more, it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment.

Assuming the presence of a quorum, the election of directors requires a plurality of the votes cast “for” the election of directors. Accordingly, the six nominees receiving the highest number of votes “for” will be elected. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast by shareholders on the subject matter at the Annual Meeting is required to appoint KPMG LLP to serve as the Company’s Auditor until the close of the next annual meeting and to approve the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan.

Abstentions and Broker Non-Votes

Abstentions are included in the determination of the number of Common Shares present for determining a quorum. Shareholders that abstain from voting on a particular matter and Common Shares of beneficial shareholders that are held by a broker, custodian, nominee or other intermediary who indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular matter (also referred to as broker non-votes) will not be counted as votes cast at the Annual Meeting and, as a result, will have no effect on the outcome of the election of directors, the appointment of KPMG LLP to serve as the Company’s Auditor until the close of the next annual meeting and the approval of the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan.

Appointment of Proxy

The persons named in the enclosed form of proxy as proxyholders are directors and/or officers of the Company. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER’S BEHALF AT THE ANNUAL MEETING OTHER THAN THE PERSONS NAMED IN THE FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY STRIKE OUT THE NAMES OF THE MANAGEMENT DESIGNEES NAMED IN THE FORM OF PROXY AS PROXYHOLDERS AND INSERT THE NAME OF THE SHAREHOLDER’S NOMINEE IN THE SPACE PROVIDED OR COMPLETE ANOTHER PROPER FORM OF PROXY. Such a shareholder should notify the nominee of his or her appointment, obtain his or her consent to act as proxy and instruct him or her on how the shareholder’s Common Shares are to be voted. In any case, the form of proxy must be signed and dated by the shareholder or the person authorized by the shareholder pursuant to a power of attorney in writing, or if the shareholder is a corporation, under its corporate seal or by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing.

The management designees named in the enclosed form of proxy have indicated their willingness to represent as proxyholders the shareholders who appoint them. A shareholder may indicate the manner in which the persons named in the enclosed form of proxy are to vote the shareholder’s Common Shares with respect to matters identified on the enclosed form of proxy by marking an “X” in the appropriate space. Common Shares represented by properly executed proxy forms in favor of the persons designated in the enclosed form of proxy will be voted or withheld from voting on any ballot that may be called for in accordance with instructions made on the proxy forms and, if a shareholder specifies a choice as to any matters to be acted on, the shareholder’s Common Shares shall be voted accordingly. In the absence of such instructions, such shares will be voted in favor of all matters identified in the Notice.

The enclosed form of proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice and with respect to other matters that may be properly brought before the Annual Meeting. At the time of printing this proxy statement and information circular, the management of the Company is not aware of any such amendments, variations or other matters to come before the Annual Meeting.

In order to be valid at the Annual Meeting, or any postponement or adjournment thereof, completed proxies must be received by the Company’s transfer agent, Computershare Investor Services, Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting or any postponement or adjournment thereof.

Beneficial shareholders holding Common Shares registered through a broker or other nominee should ensure that they have made arrangements to instruct their broker or other nominee how their Common Shares are to be voted at the Annual Meeting in order for their votes to be counted at the Annual Meeting (See “Notice to Beneficial Shareholders” below).

Notice to Beneficial Shareholders

The information set forth in this section is of significant importance to beneficial shareholders, or those shareholders who hold Common Shares through a broker, custodian, nominee or other intermediary and not in their own name as registered shareholders. Beneficial shareholders should note that only proxies deposited by registered shareholders (i.e., shareholders whose names appear on the records of the Company as the registered holders of the Common Shares) can be recognized and acted upon at the Annual Meeting.

If Common Shares are held in an account through a shareholder’s broker, custodian, nominee or other intermediary, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the shareholder’s broker, custodian, nominee or other intermediary. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as broker, custodian, nominee or other intermediary for many Canadian brokerage firms). In the United States, the majority of such Common Shares are registered in the name of CEDE & Co., which acts as broker, custodian, nominee or other intermediary for many U.S. brokerage firms. Common Shares held by a broker, custodian, nominee or other intermediary can generally only be voted by them, and they may only be able to vote (for or against matters) upon the instructions of the beneficial shareholder. Without specific instructions, the broker, custodian, nominee or other intermediary may be prohibited from voting Common Shares for their clients.

Applicable regulatory policy requires brokers and other intermediaries to seek voting instructions from beneficial shareholders in advance of shareholder meetings. Every broker, custodian, nominee or intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial shareholders in order to ensure that their Common Shares are voted at the Annual Meeting. In some cases, the form of proxy supplied to a beneficial shareholder by its broker, custodian, nominee or other intermediary is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the beneficial shareholder. Many brokers and other intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable Voting Instruction Form to the beneficial shareholders in lieu of the form of proxy and requests the beneficial shareholder to complete and return the Voting Instruction Form to Broadridge by mail or facsimile. Alternatively, Broadridge may permit the beneficial shareholder to call a toll-free telephone number to vote the Common Shares held by such beneficial shareholder or to vote over the Internet. Broadridge then tabulates the results of all voting instructions received and provides such voting instructions to be represented at the Annual Meeting. A beneficial shareholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Common Shares directly at the Annual Meeting as the Voting Instruction Form must be returned as directed by Broadridge in advance of the Annual Meeting in order to have the Common Shares voted. Accordingly, it is strongly suggested that beneficial shareholders return their completed Voting Instruction Forms as directed by Broadridge well in advance of the Annual Meeting.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy has the power to revoke it at any time before it is exercised by an instrument in writing signed by the registered shareholder or a person authorized by the registered shareholder pursuant to a power of attorney in writing, or if the registered shareholder is a corporation, executed under its corporate seal or signed by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing, and delivered to the offices of the Company at Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8, at any time up to and including the last business day preceding the day of the Annual Meeting, or any postponement or adjournment thereof at which the proxy is to be used, or with the Chairman of the Annual Meeting on the day of the Annual Meeting or any postponement or adjournment thereof before the time proxies are exercised.

If you are a beneficial shareholder, you may change your vote by submitting new voting instructions to your broker, custodian, nominee or other intermediary. You will need to contact your broker, custodian, nominee or other intermediary to determine how to make that change.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Company by its Board of Directors and management. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic or oral communications by the directors, officers and regular employees of the Company at no additional compensation. The cost of any such solicitation will be borne by the Company.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), one proxy statement and information circular may be delivered to two or more shareholders who share an address in the United States, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement and information circular and the annual report to shareholders at a shared address to which a single copy of the proxy statement and information circular was delivered. Requests for additional copies of the proxy statement and information circular and the annual report, and requests that in the future separate proxy statement and information circulars be sent to shareholders who share an address, should be directed to the Company’s Corporate Secretary, TransAtlantic Petroleum Corp., Suite 1755, 5910 N. Central Expressway, Dallas, Texas, 75206, or at telephone number (214) 220-4323. In addition, shareholders who share a single address in the United States but receive multiple copies of the proxy statement and information circular may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

Registered Shareholder List

A list of the registered shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder beginning on May 22, 2009 and at the Annual Meeting. This registered shareholder list will be available for inspection during ordinary business hours at the Company’s records office, located at 3700, 400-3 rd Avenue SW, Calgary, Alberta T2P 4H2 or at the Calgary office of the Company’s registrar and transfer agent, Computershare Trust Company of Canada, located at 600, 530-8th Avenue SW, Calgary, Alberta T2P 3S8.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s only outstanding class of equity securities is its Common Shares, no par value. The following table sets forth information known to the Company about the beneficial ownership of its Common Shares on April 28, 2009 by (i) each person or entity known to the Company to own beneficially more than five percent (5%) of its Common Shares, (ii) each director; (iii) each Named Executive Officer (as defined in “Compensation of Executive Officers”); and (iv) all of the Company’s present executive officers and directors as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 155,109,366 Common Shares outstanding on April 28, 2009. Unless otherwise indicated in the footnotes, the address for each listed person is c/o TransAtlantic Petroleum Corp., Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number		Percent
Matthew W. McCann	1,383,333	(2)	*
Hilda Kouvelis	220,000	(3)	*
Scott C. Larsen	1,201,173	(4)	*
Jeffrey S. Mecom	316,667	(5)	*
Brian E. Bayley	310,000	(6)	*
N. Malone Mitchell, 3rd	106,628,333	(7)	64.6%
Alan C. Moon	328,613	(8)	*
Michael D. Winn	980,000	(9)	*

All executive officers and directors as a group (8 persons)	111,368,119	(10)	66.5%

Barbara Pope	8,050,000	(11)	5.2%
1491 Cooks Corner Rd.
Pottsboro, TX 75076

Dalea Partners, LP	55,861,639	(12)	36.0%
4801 Gaillardia Parkway
Suite 350
Oklahoma City, OK 73142

Longfellow Energy, LP	49,583,333	(13)	30.0%
4801 Gaillardia Parkway
Suite 350
Oklahoma City, OK 73142

*	Less than 1% of the outstanding Common Shares.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to options exercisable within 60 days after April 28, 2009. Common Shares subject to options exercisable within 60 days after April 28, 2009 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2)	Includes 33,333 Common Shares subject to options.

(3)	Includes 200,000 Common Shares subject to options.

(4)	Includes 811,667 Common Shares subject to options.

(5)	Includes 266,667 Common Shares subject to options.

(6)	Includes 145,000 Common Shares subject to options.

(7)	Based on a Schedule 13D/A filed on December 31, 2008. Includes 55,861,639 Common Shares held by Dalea Partners, LP (“Dalea”) and 1,150,028 Common Shares held by Riata TransAtlantic, LLC (“Riata TransAtlantic”). Dalea Management, LLC (“Dalea Management”) is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Also includes 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants that are held by Longfellow Energy, LP (“Longfellow”). Mr. Mitchell, his wife and children indirectly own 100% of Longfellow and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Company. Also includes 16,667 Common Shares subject to options.

(8)	Includes 210,000 Common Shares subject to options.

(9)	Includes 785,000 Common Shares subject to options.

(10)	Reflects the information in footnotes (1) through (9) above.

(11)

Based on a Schedule 13D filed on July 24, 2008 and the participation of Ms. Pope and her spouse in the Company’s private placement completed on December 30, 2008. Includes (i) 770,000 Common Shares owned directly by Ms. Pope and her spouse; (ii) 7,000,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell; and (iii) 280,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; and Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell. Ms. Pope has sole voting and investment control with respect to the Common Shares held in each of the foregoing grantor retained annuity trusts as trustee of each such trust. Ms. Pope disclaims beneficial ownership of the Common Shares held in the foregoing grantor retained annuity trusts.

(12)	Based on a Schedule 13D/A filed on December 31, 2008. Mr. Mitchell shares voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Company.

(13)	Based on a Schedule 13D/A filed on December 31, 2008. Includes 10,000,000 Common Share purchase warrants. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Company.

ELECTION OF DIRECTORS

(Proposal 1)

The Board of Directors currently consists of six members. The persons whose names are listed below (“Director Nominees”) have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Shareholders in 2010, with each to hold office until his successor has been duly elected or appointed. The election of directors requires a plurality of the votes cast “for” the election of directors. Accordingly, the six nominees receiving the highest number of votes “for” will be elected. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome of the vote. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

The following table and text set forth the name, position, residence, age, principal occupation and term of service of each Director Nominee:

Name	Age	Principal Occupation	Director Since
N. Malone Mitchell, 3rd	47	President of Riata Management, LLC	2008
Chairman		(a private oil and gas exploration and
Ft. Stockton, TX, USA		production company)

Brian E. Bayley(1)(2)(3)	56	Co-Chairman of Quest Capital Corp.	2001
Director		(a public mortgage investment corporation)
Vancouver, BC, Canada

Scott C. Larsen	57	President of TransAtlantic Petroleum Corp.	2005
Director and President
Dallas, TX, USA

Matthew W. McCann	40	CEO of TransAtlantic Petroleum Corp.	2008
Director and Chief Executive Officer
Oklahoma City, OK, USA

Alan C. Moon(1)(2)(3)	63	President of Crescent Enterprises Inc.	2004
Director		(a private investment company)
Calgary, AB, Canada

Michael D. Winn(1)(2)(3)	47	President of Terrasearch Inc.	2004
Director		(a private consulting company)
Laguna Beach, CA, USA

(1)	Member of the Audit Committee. The Company does not have an Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance Committee.

Information with respect to the securities beneficially owned by each of the Director Nominees can be found under the heading “Security Ownership of Certain Beneficial Owners and Management.” The following sets forth the biographical background information for each Director Nominee:

N. Malone Mitchell, 3rd has served as a director since April 2008 and as our Chairman since May 2008. Since 2005, Mr. Mitchell has served as the President of Riata Management, LLC (“Riata”), an Oklahoma City-based private oil and gas exploration and production company. From June to December 2006, Mr. Mitchell served as President and Chief Operating Officer of Sandridge Energy, Inc. (formerly Riata Energy, Inc.), an independent natural gas and oil company concentrating in exploration, development and production activities. Until he sold his controlling interest in the company in June 2006, Mr. Mitchell also served as President, Chief

Executive Officer and Chairman of Riata Energy, Inc., which Mr. Mitchell founded in 1985 and built into one of the largest privately held energy companies in the United States.

Brian E. Bayley has served as a director since 2001. Since January 2008, Mr. Bayley has served as the Co-Chairman of Quest Capital Corp., a publicly traded mortgage investment corporation, and from June 2003 until January 2008 and March 2008, Mr. Bayley served as President and Chief Executive Officer, respectively. Prior to that, he served as Chief Executive Officer of Quest Investment Corporation, a publicly traded merchant bank based in Vancouver. He was also the co-founder of Quest Ventures Ltd., a privately held merchant bank based in Vancouver specializing in bridge loans. Prior to Quest Ventures Ltd., Mr. Bayley was President and Chief Executive Officer of Quest Oil & Gas Corp., which was sold to Enermark Income Fund in 1997.

Scott C. Larsen has served as our President since March 2004 and served as our Chief Executive Officer from March 2004 to January 2009. He has served as a director since May 2005. He previously served as our Vice President—Operations from July 2002 until March 2004 and has been involved in our international activities since their inception in 1994.

Matthew W. McCann has served as our Chief Executive Officer since January 2009 and has served as a director since May 2008. Since April 2007, Mr. McCann has also served as General Counsel of Riata, an Oklahoma City-based private oil and gas exploration and production company. From December 2005 to April 2007, Mr. McCann served as Vice President, Legal & Corporate Secretary for Sandridge Energy, Inc. (formerly Riata Energy, Inc.), an independent oil and natural gas company concentrating in exploration, development and production activities and, from 2001 to December 2005, Mr. McCann served as General Counsel for Riata Energy, Inc.

Alan C. Moon has served as a director since 2004. Mr. Moon has been the President of Crescent Enterprises Inc., a private Calgary-based investment firm, since he formed that company in 1997. Prior to that, Mr. Moon was President and Chief Operating Officer of TransAlta Energy Corporation, an international independent electric power generation and distribution company that had approximately $1 billion in assets and operated in Ontario, New Zealand, Australia, South America, and the United States during the period Mr. Moon served as an executive officer of the company.

Michael D. Winn has served as a director since 2004. He has been the President of Terrasearch Inc., a private consulting company that provides analysis on mining and energy companies, since he formed that company in 1997. Prior to that, Mr. Winn spent four years as an analyst for a Southern California-based brokerage firm where he was responsible for the evaluation of emerging oil and gas and mining companies. Mr. Winn has worked in the oil and gas industry since 1983 and the mining industry since 1992.

Messrs. Winn, Bayley, and Moon serve on the board of directors of the public companies listed below:

Name of Director	Name of Company	Listing
Michael D. Winn	Alexco Resource Corp.	TSX
	Buffalo Resources Corp.	TSX Venture Exchange
	Eurasian Minerals Inc.	TSX Venture Exchange
	Iron Creek Capital Corp.	TSX Venture Exchange
	Lake Shore Gold Corp.	TSX
	Lara Exploration Ltd.	TSX Venture Exchange
	Reservoir Capital Corp.	TSX Venture Exchange
	Sanu Resources Ltd.	TSX Venture Exchange
	Sprott Resource Corp.	TSX

Brian E. Bayley	American Natural Energy Corp.	TSX Venture Exchange
	Arapaho Capital Corp.	TSX Venture Exchange

Name of Director	Name of Company	Listing
	Buffalo Resources Corp.	TSX Venture Exchange
	Columbian Mines Corporation	TSX Venture Exchange
	Cypress Hills Resource Corp.	TSX Venture Exchange
	Esperanza Silver Corp.	TSX Venture Exchange
	Eurasian Minerals Inc.	TSX Venture Exchange
	Gleichen Resources Ltd.	TSX Venture Exchange
	Golconda Capital Corp.	TSX Venture Exchange
	Greystar Resources Ltd.	TSX
	Kirkland Lake Gold Inc.	TSX
	Quest Capital Corp.	TSX
	Rocky Mountain Resources Corp.	TSX Venture Exchange
	Sanu Resources Ltd.	TSX Venture Exchange
	Torque Energy Inc.	TSX Venture Exchange

Alan C. Moon	Avenir Diversified Income Trust	TSX
	Lake Shore Gold Corp.	TSX
	Maxy Gold Corp.	TSX Venture Exchange
	Northern Superior Resources Inc.	TSX Venture Exchange

With respect to these companies or other companies on which any of the Director Nominees was previously a director, within the past 10 years, Mr. Bayley has served on the board of one company which was denied an exemption from certain securities regulations and two companies which were the subject of cease trading orders in Canada. In 2002, VisualLABS Inc., now called PetroFalcon Corporation, was denied certain exemptions with respect to a private placement until the placement was ratified by the shareholders. The shareholders ratified the private placement and the exemptions were reinstated. In early 2003, the directors and officers of Esperanza Silver Corp. became aware that Esperanza Silver Corp. was subject to outstanding cease trading orders in each of Alberta (issued on September 17, 1998) and Québec (issued on August 12, 1997) arising from its previous failure to comply with the financial statements filing requirements of the securities commissions of Alberta and Québec. The historical financial statements and filing fees were subsequently filed and the Québec order was rescinded on May 16, 2003 and the Alberta order was rescinded on August 1, 2003. In June 2003, each of the Québec Securities Commission, the British Columbia Securities Commission and the Manitoba Securities Commission issued a cease trade order to American Natural Energy Corp. (“ANEC”) for failing to comply with the financial statement filing requirements of the above securities commissions. The historical financial statements and filing fees were subsequently filed and all the orders were rescinded in August 2003. In July and August 2007 and March 2008, ANEC was issued cease trade orders by the British Columbia Securities Commission, the Ontario Securities Commission, the l’Autorité des marchés financiers (formerly the Québec Securities Commission) and the Manitoba Securities Commission for failing to file financial statements and management’s discussion and analysis within the prescribed times. ANEC has filed all annual and interim financial statements and related management’s discussion and analysis and its continuous disclosure filings are up-to-date. Each of these cease trade orders were revoked on October 29, 2008.

Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

The Board of Directors does not contemplate that any of the above-named Director Nominees will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unable or unwilling to accept nomination or election, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

Pursuant to that certain Investment Agreement, dated as of March 28, 2008, by and between the Company and Riata, Mr. Mitchell and Mr. McCann were designated by Riata and elected as directors in April 2008 and May 2008, respectively. To the best of the Company’s knowledge, there are no arrangements or understandings between any Director Nominee and any other person pursuant to which any Director Nominee was selected as a director or officer.

There are no family relationships between any of the Company’s directors, nominees for director or executive officers. To the Company’s knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K during the last five years that are material to an evaluation of the ability or integrity of any of the Company’s directors, persons nominated to become directors or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE

FOR ELECTION TO THE BOARD OF DIRECTORS.

Board Committees and Meetings

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Messrs. Winn, Bayley and Moon serve on the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Mr. Bayley is Chairman of the Audit Committee, and Mr. Moon is Chairman of the Compensation Committee and the Corporate Governance Committee. The mandate of the Board of Directors is included in the written Terms of Reference adopted by the Board of Directors. A copy of this mandate is set out in Appendix A attached hereto.

The Board of Directors held twelve meetings during 2008. During 2008, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors during the periods such director served and the total number of meetings held by all committees of the Board on which such director served during the periods such director served. Each director attended all Board of Director meetings, with the exception of Messrs. Bayley and Moon, who attended all but one of the Board of Director meetings. The Company does not have a Board policy on director attendance at the Company’s Annual Meeting. Messrs. Bayley, Larsen, McCann, Mitchell and Winn attended the 2008 annual and special meeting of shareholders.

Audit Committee

The Audit Committee reviews the effectiveness of the Company’s financial reporting, management information and internal control systems, and effectiveness of its independent auditors. It monitors financial reports, the conduct and results of the annual independent audit, finance and accounting policies and other financial matters. The Audit Committee also reviews and recommends for Board of Director approval the Company’s interim consolidated financial statements and year-end financial statements. The Audit Committee has been designated by the Board of Directors to serve as the Reserves Committee and reviews the Company’s reserve reports and conducts inquiries with the reserve engineers as it deems appropriate. To maintain the effectiveness and integrity of the Company’s financial controls, the Audit Committee monitors internal control and management information systems. The Audit Committee held four meetings during 2008.

All members of the Audit Committee have been determined to be financially literate and to meet the appropriate standards for independence in accordance with the NYSE Amex rules, Securities and Exchange Commission (“SEC”) rules and Canadian securities law requirements. See “Director Independence.” In addition, the Board of Directors has determined that Mr. Bayley meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and regulations. The Audit Committee operates under the Audit Committee Terms of Reference adopted by the Board of Directors that governs its duties and conduct. Copies of the Terms of Reference can be obtained free of charge from the Company’s web site, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this proxy statement and information circular to the attention of Investor Relations, or by telephone at (214) 220-4323.

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating and incentivizing its executive officers. The Compensation Committee reviews all compensation arrangements for the Chief Executive Officer and other executive officers of the Company, including salaries, bonus, cash-incentive and equity-based incentive compensation, and makes recommendations to the Board for their approval. The Compensation Committee held two meetings during 2008.

All members of the Compensation Committee have been determined to meet the NYSE Amex standards and Canadian securities law requirements for independence. See “Director Independence.” Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended. Copies of the Compensation Committee Charter can be obtained free of charge from the Company’s web site, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this proxy statement and information circular to the attention of Investor Relations, or by telephone at (214) 220-4323.

Corporate Governance Committee

The Corporate Governance Committee has overall responsibility for developing the Company’s approach to corporate governance including keeping the Company informed of legal requirements and trends regarding corporate governance, monitoring and assessing the performance of the Board of Directors and committees of the Board of Directors, and for developing, implementing, and monitoring good corporate governance practices. The Board of Directors does not have a separate nominating committee. The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending candidates to the Board of Directors to fill Board vacancies and newly created director positions. The Corporate Governance Committee held one meeting during 2008.

All members of the Corporate Governance Committee have been determined to meet the NYSE Amex standards and Canadian securities law requirements for independence. See “Director Independence.” Copies of the charter can be obtained free of charge from the Company’s web site, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this proxy statement and information circular to the attention of Investor Relations, or by telephone at (214) 220-4323.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for 2008, which includes the consolidated balance sheet of the Company as of December 31, 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years ended December 31, 2007 and 2008, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” that includes, among other items, matters related to the conduct and the results of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE

Brian E. Bayley, Chairman

Michael D. Winn

Alan C. Moon

Corporate Governance

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent” are those set forth in the rules of the NYSE Amex Company Guide and National Instrument 52-110 of the Canadian Securities Regulators (“NI 52-110”), which generally provide that independent directors are persons other than an executive officer or employee of the Company. In addition, the following persons are not considered independent: (a) a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year); (b) a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 (Cdn $75,000 under NI-52-110) during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company, compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or benefits under a tax-qualified retirement plan, or non-discretionary compensation; (c) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer; (d) a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years; (e) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers served on the compensation committee of such other entity; or (f) a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The NYSE Amex rules provide that members of the Audit Committee must also comply with the independence standards under Rule 10A-3 of the Exchange Act, which provide that a member of an audit committee of a company, other than an investment company, may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of the company or any subsidiary thereof. NI 52-110 provides substantially similar independence standards for Audit Committee members.

In accordance with the NYSE Amex and NI 52-110 independence definitions, the Board of Directors also makes an affirmative determination that each potential independent director does not have any relationship which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that at least 50% of its members are “independent” within the meaning of the NYSE Amex rules as applicable to smaller reporting companies and NI 52-110. Specifically, the Board of Directors has determined that each of Messrs. Bayley, Moon and Winn are “independent” under these rules. As part of the Board’s process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

In determining that the above directors are “independent,” the Board considered the relationship of Mr. Bayley with Quest Capital Corp. as further described under the heading “Certain Relationships and Related Transactions” below. Mr. Bayley was not directly involved in the transaction and had no direct or indirect material interest in the transaction. This relationship does not disqualify Mr. Bayley from being deemed an independent director under the NYSE Amex and NI 52-110 rules, and the Board has determined that this relationship does not interfere with his ability to exercise independent judgment.

Mr. McCann, who serves as Chief Executive Officer, and Mr. Larsen, who serves as President, are not independent. Mr. Mitchell, who serves as Chairman of the Board of Directors, is not independent due to a combination of his indirect shareholdings and commercial relationships with the Company.

Until May 2008, Mr. Winn, an independent director, was Chairman of the Board of Directors. In May 2008, Mr. Mitchell was appointed as Chairman. Mr. Mitchell is not an independent director but is not a member of management. Although historically the Board has not held regularly scheduled meetings of the independent directors, the independent directors meet separately during a portion of the meetings for the Compensation Committee and Corporate Governance Committee. Also, individual directors may engage an outside adviser at the expense of the Company, subject to the approval of the chairperson of the Corporate Governance Committee. The Board relies upon the foregoing processes and the level of experience and qualifications of its independent directors, particularly the chairperson of its Corporate Governance Committee, to compensate for having a non-independent Chairman of the Board of Directors. The Board does not believe that any further leadership for its independent directors is required at this time.

Director Nomination Policy

Each Director Nominee was recommended to the Board by the Corporate Governance Committee for nomination. Generally, candidates for director are identified and suggested by the members of the Board or management using their business networks. The Board and the Corporate Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. In recommending candidates, the Corporate Governance Committee considers such factors as it deems appropriate, including potential conflicts of interest, professional experience, personal character, diversity, outside commitments (for example, service on other boards) and particular areas of expertise, all in the context of the needs of the Board.

The Corporate Governance Committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary for the Corporate Governance Committee to have such a policy because directors are elected by a plurality of the votes cast in person or by proxy at a meeting at which a quorum is present, and the Company is controlled by Mr. Mitchell, who owns a majority of the shares of the Company. To date, the Company has not received any recommendation from shareholders requesting that the Corporate Governance Committee consider a candidate for inclusion among the slate of nominees in the Company’s proxy statement and information circular. The Corporate Governance Committee will consider all proposed nominees for the Board, including those put forward by shareholders. Shareholder nominations should be addressed to the Corporate Governance Committee in care of Jeffrey Mecom, Vice President and Corporate Secretary, TransAtlantic Petroleum Corp., 5910 N. Central Expressway, Suite 1755, Dallas, TX 75206.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that applies to directors, officers, including the chief executive officer, chief financial officer and chief accounting officer, and other employees of the Company and its subsidiaries. Violations of the code are reported to the Audit Committee. Copies of the code can be obtained free of charge from the Company’s web site, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this proxy statement and information circular to the attention of Investor Relations, or by telephone at (214) 220-4323. The Company intends to post any amendments to, or waivers from, its Code of Business Conduct on its web site at www.transatlanticpetroleum.com.

Position Descriptions

The Board of Directors has adopted position descriptions for the Chairman, the Chief Executive Officer and the committee chairs. The Corporate Governance Committee is charged with annual review of these descriptions, which are listed in “Corporate Governance” on the Company’s web site at www.transatlanticpetroleum.com.

Director Orientation, Continuing Education and Assessment

The Company currently has no formal orientation program in place for new directors. The Board of Directors plans to implement an orientation procedure for new directors in which the new director is provided with the Board and committee charters, meets individually with the other directors and with the Company’s executive officers and is provided with detailed information as to the Company’s operations.

No specific measures are presently in place to provide continuing education for directors. However, all of the independent directors serve on other boards and accordingly, receive substantial continuing practical exposure to board and corporate governance issues on a routine basis. The directors receive frequent reports on the Company’s business and activities. As to educating directors regarding the Company’s business, at least once per year, management convenes a Board meeting at which it conducts a full scale technical review of all projects with all outside technical professionals in attendance. In addition, Mr. Moon is an ICD.D certified director under the Institute of Corporate Directors of Canada.

The assessment of the performance of the Board of Directors as a whole, its committees and the individual directors is the responsibility of the Corporate Governance Committee, which has historically conducted an informal annual review.

Communication with the Board of Directors

Shareholders or other interested parties may communicate directly with one or more members of our Board, or the non-executive directors as a group, by writing to the director or directors at the following address: TransAtlantic Petroleum Corp., Attn: Board of Directors or the name of the individual director or directors, Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8. The Company will forward the communication on a confidential basis to the appropriate directors.

COMPENSATION OF DIRECTORS

Fiscal Year 2008 Director Compensation Table

The following table provides information regarding director compensation during 2008. Mr. Larsen does not receive any compensation as a director because we compensate him as an employee. Mr. Larsen’s compensation is described in the “Fiscal Year 2007 and 2008 Summary Compensation Table” and accompanying text.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)		Total ($)
N. Malone Mitchell, 3rd	7,000	26,482	1,622,821	(4)(5)	1,656,303
Brian E. Bayley	21,000	7,109	0		28,109
Matthew W. McCann	7,000	26,482	41,856	(6)	75,338
Alan C. Moon	21,000	7,109	0		28,109
Michael D. Winn	71,000	21,328	0		92,328

(1)	Amounts shown do not reflect compensation actually received by the directors. Rather, the amounts represent the compensation expense for financial statement reporting purposes recognized in 2008, as determined pursuant to Statement of Financial Accounting Standards No. 123(R). These amounts do not include any reduction in the value of such option awards for the possibility of forfeiture. The assumptions used in the calculation of fair values of option awards are set forth under Note 9, Common Stock, in the section entitled “Stock option plan” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for 2008.

(2)	Each option award vests in equal annual installments, with one-third vesting on the date of grant, one-third vesting on the first anniversary of the date of grant, and one-third vesting on the second anniversary of the date of grant.

(3)	The chart below reflects the aggregate number of outstanding options held by each non-employee director as of December 31, 2008.

Director	Number of Common Shares Subject to Options
Mitchell	33,334
Bayley	220,000
McCann	50,000
Moon	360,000
Winn	785,000

(4)	This amount includes $25,309 reimbursed to Riata for the use of an aircraft owned by Riata for travel for Mr. Mitchell’s wife and son, who accompanied Mr. Mitchell on Company-related business travel in 2008. For the use of this aircraft, the Company reimbursed Riata an amount per passenger equal to the cost of a business class ticket on a commercial airline for comparable travel. Riata bore 100% of the cost of fuel, landing fees and all other expenses incurred in connection with such flights in excess of the amount reimbursed by the Company. Mr. Mitchell and his wife own 100% of Riata.

(5)	This amount includes $1.6 million reimbursed to Riata pursuant to that certain service agreement, effective as of May 1, 2008, among the Company, Riata and certain affiliates of Riata (the “Service Agreement”). This amount includes payments to Riata for salaries and benefits for employees of Riata who provided technical and administrative services to the Company under the Service Agreement, other than our Named Executive Officers, and an allocation of Riata’s overhead to the Company. Such amounts do not reflect actual payments made to Mr. Mitchell for his services as a director. See “Certain Relationships and Related Transactions—Service Agreement” below for a description of the material terms of the Service Agreement.

(6)	This amount reflects compensation paid to Mr. McCann for his services rendered to the Company under the Service Agreement.

Elements of Director Compensation

From January through May 2008, the non-employee directors received a fee equal to $1,000 per month. Mr. Winn, who served as Chairman during that time, received an additional fee equal to $4,000 per month. Effective June 1, 2008, all non-employee directors, including the Chairman, receive a fee equal to $1,000 per month. In addition, upon their election to the Board of Directors in May 2008 and April 2008, Messrs. McCann and Mitchell, respectively, were each granted options to purchase 50,000 Common Shares at an exercise price of $1.23 per share. These option awards vest one-third upon grant, one-third upon the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Non-employee directors do not receive extra compensation for serving on the Audit, Compensation or Corporate Governance Committees of the Board or for serving as chairman of those committees. Non-employee directors are reimbursed for travel and other expenses directly associated with Company business.

In August 2008, the Board formed a Special Committee in connection with the evaluation of the acquisition of Longe Energy Limited and a concurrent private placement. The Special Committee was comprised of Messrs. Bayley, Winn and Moon, who each received $1,000 per meeting attended. Mr. Winn also received $25,000 for his services as chairman of that committee. The Special Committee held 9 meetings in 2008.

Effective January 1, 2009, all non-employee directors, including the Chairman, receive an annual fee of $50,000, one-half of which is paid in cash and one-half of which is paid in the form of restricted stock units to be issued under the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan, subject to shareholder approval of the plan. See “Approval of the Transatlantic Petroleum Corp. 2009 Long-Term Incentive Plan (Proposal 3).”

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal Year 2007 and 2008 Summary Compensation Table

The total compensation paid for 2008 to Mr. Scott Larsen, who served as our Chief Executive Officer during 2008, Ms. Hilda Kouvelis, who served as our Chief Financial Officer during 2008, and Mr. Jeffrey Mecom, who served as our only other executive officer during 2008, collectively referred to as the “Named Executive Officers,” is set forth below:

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)(2)(5)	Total ($)
Scott C. Larsen(1) Chief Executive Officer and President	2008	246,813	60,000	78,978	10,350	396,141
	2007	250,000	120,000	135,932	0	505,932

Hilda Kouvelis Vice President and Chief Financial Officer	2008	142,418	40,000	55,721	10,085	248,224
	2007	147,000	10,000	15,996	0	172,996

Jeffrey S. Mecom Vice President and Corporate Secretary	2008	146,017	15,000	75,226	10,572	246,815
	2007	120,000	15,000	36,157	0	171,157

(1)	Mr. Larsen also served as a director of the Company in 2008. Mr. Larsen received no compensation for his services as a director. Mr. Larsen resigned as Chief Executive Officer effective December 31, 2008 and continued in his capacities as President and a member of the Board of Directors of the Company.

(2)	As of November 1, 2008, Riata pays the salary, bonus and benefits earned by each Named Executive Officer pursuant to the Service Agreement. The Company reimburses Riata for the actual cost of such salaries, bonuses and benefits, all as more fully described under “Certain Relationships and Related Transactions—Service Agreement” below.

(3)

Amounts shown do not reflect compensation actually received by the Named Executive Officers. Rather, the amounts represent the compensation expense for financial statement reporting purposes recognized in 2008, as determined pursuant to Statement of Financial Accounting Standards No. 123(R). These amounts do not include any reduction in the value of such option awards for the possibility of forfeiture. The assumptions used in the calculation of fair values of option awards are set forth under Note 9, Common Stock, in the section entitled “Stock option plan” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for 2008.

(4)	Each option award vests in equal annual installments, with one-third vesting on the date of grant, one-third vesting on the first anniversary of the date of grant, and one-third vesting on the second anniversary of the date of grant.

(5)	These amounts consist of Company-paid portions of insurance premiums and Company contributions to a 401(k) savings plan.

Elements of Executive Officer Compensation

Base Salaries.    Each of Messrs. Larson and Mecom and Ms. Kouvelis have entered into employment agreements with the Company. These agreements provide for an initial base salary. See “Employment Agreements” below for more information on these agreements.

Short-Term Incentive Compensation.    In addition to base salaries, the Company awards cash bonuses on a discretionary basis to employees of the Company, including executive officers. As to executive officers, the Compensation Committee, in consultation with the Chief Executive Officer, recommends cash bonuses for the Board’s approval. The Compensation Committee reviews the performance of the Chief Executive Officer and recommends the bonus for the Chief Executive Officer to the Board of Directors. Cash bonuses are based on the officer’s performance, the officer’s contribution to achieving corporate goals and the Company’s achievement of goals set by the Board of Directors.

For 2008, Mr. Larsen, Ms. Kouvelis and Mr. Mecom were awarded cash bonuses of $60,000, $40,000 and $15,000, respectively. Of Mr. Larsen’s discretionary bonus, $4,615 was paid in 2008 and $55,385 was paid in 2009. Of Ms. Kouvelis’ bonus, $20,000 was a retention bonus paid in 2008, $4,000 was a discretionary bonus paid in 2008 and $16,000 was a discretionary bonus paid in 2009. Of Mr. Mecom’s discretionary bonus, $3,462 was paid in 2008 and $11,538 was paid in 2009.

For 2007, Mr. Larsen, Ms. Kouvelis and Mr. Mecom were awarded cash bonuses of $120,000, $10,000 and $15,000, respectively. Of Mr. Larsen’s bonus, $50,000 was paid in 2007 and $70,000 was paid in April 2008. The April 2008 portion was paid in lieu of a grant of 175,000 Common Shares originally approved by the Compensation Committee in December 2007. Ms. Kouvelis’ discretionary bonus and Mr. Mecom’s discretionary bonus were paid in 2007.

Long-Term Incentive Compensation.    Historically, the Company has used stock options to enhance, on a longer term basis, the emphasis on performance of both the individual and the Company. Individual stock option awards are granted by the Board of Directors on the recommendation of the Chief Executive Officer, in the case of employees, and by the Compensation Committee, in the case of executive officers including the Chief Executive Officer, President and Chief Financial Officer. Stock options are normally awarded by the Board of Directors upon the commencement of employment with the Company based on the level of responsibility within the Company. The number of options outstanding to a particular individual and their length of service are taken into consideration when awarding new options. Additional grants have been made periodically to ensure that the number of options granted to any particular individual is commensurate with the individual’s level of ongoing responsibility within the Company.

For 2008, Ms. Kouvelis and Mr. Mecom were each granted options to purchase 75,000 Common Shares, which vest one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.

For 2007, Mr. Larsen, Ms. Kouvelis and Mr. Mecom were granted options to purchase 650,000, 75,000 and 225,000 Common Shares, respectively. All of Mr. Larsen’s stock options and 100,000 of Mr. Mecom’s stock options vest one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. All of Ms. Kouvelis’ options and 125,000 of Mr. Mecom’s options vest one-half upon the date of grant and one-half upon the first anniversary of the date of grant.

Employment Agreements

We entered into an employment agreement with Mr. Larsen, our President and former Chief Executive Officer, effective July 1, 2005. The agreement expires upon the death, disability, resignation or other termination of employment of Mr. Larsen. This agreement provides for an annual base salary to Mr. Larsen as approved by our Board, initially at the rate of $240,000 per year. The agreement also provides for Mr. Larsen’s participation in our Amended and Restated Stock Option Plan (2006) and other benefits made available to our executives resident in the United States. In accordance with the terms of the agreement, one of our subsidiaries pays a portion of Mr. Larsen’s annual salary to Charles Management Inc., a consulting company wholly-owned by Mr. Larsen.

If the employment agreement is terminated (i) by us at any time without “cause” or (ii) by Mr. Larsen within sixty days of an event that constitutes “constructive dismissal”, then we will pay Mr. Larsen a lump sum amount equal to Mr. Larsen’s annual salary plus $15,000 (the “termination amount”). If a “change in control” results in either (i) the termination of Mr. Larsen’s employment without cause within thirty days prior to or within one year after the change in control, or (ii) a constructive dismissal within one year of the change in control, we will pay Mr. Larsen a lump sum amount equal to the termination amount. Under the agreement, Mr. Larsen agreed to certain confidentiality and non-solicitation obligations, and in order to receive the termination amount set forth in the agreement, Mr. Larsen must first sign a release in the form set forth in the agreement.

For purposes of the employment agreement, termination for “cause” is deemed to exist if: (i) we determine in good faith and following a reasonable investigation that Mr. Larsen has committed fraud, theft or embezzlement from us; (ii) Mr. Larsen pleads guilty or nolo contendere to or is convicted of any felony or other crime involving moral turpitude, fraud, theft or embezzlement; (iii) Mr. Larsen substantially fails to perform his duties according to the terms of his employment (other than any such failure resulting from Mr. Larsen’s disability) after we have given Mr. Larsen written notice setting forth the nature of the failure to perform the duties and a reasonable opportunity to correct it; (iv) a breach of any of the non-solicitation or confidentiality provisions of the employment agreement (provided that we act in good faith in determining that such a breach constitutes “cause”) or a material breach of any other provision of the employment agreement; or (v) Mr. Larsen has engaged in on-the-job conduct that materially violates our code of conduct or other policies, as determined in our sole discretion. Mr. Larsen’s resignation in advance of an anticipated termination for “cause” also constitutes a termination for “cause.”

A “constructive dismissal” is defined in the employment agreement as the occurrence of a material diminution in title and/or duties, responsibilities or authority or the implementation of a requirement that Mr. Larsen relocate from his present city of residence, not including: (i) a change consistent with our splitting a position into one or more positions in conjunction with a corporate reorganization based on the demands of such position so long as there is no reduction in his annual salary or other remuneration or responsibilities taken as a whole; (ii) a change in Mr. Larsen’s position, duties or title with any of our subsidiaries, affiliates or associates; or (iii) the occurrence of any of the aforesaid events with the consent of Mr. Larsen or termination of the employment of Mr. Larsen for just cause, death or disability; or (iv) having the positions of Chief Executive Officer and President held by two different individuals so long as Mr. Larsen occupies one or the other position.

A “change of control” is defined in the employment agreement as the occurrence of any of: (i) the purchase or acquisition of our common shares and/or securities convertible into our common shares or carrying the right to acquire our common shares (“Convertible Securities”) as a result of which a person, group of persons or persons acting jointly or in concert, or any affiliates or associates of any such person, group of persons or any of such persons acting jointly or in concert (collectively, the “Holders”) beneficially own or exercise control or direction over our common shares and/or Convertible Securities such that, assuming the conversion of the Convertible

Securities beneficially owned by the Holders thereof, the Holders would have the right to cast more than 50% of the votes attached to all of our common shares; provided that, the acquisition of our common shares or Convertible Securities pursuant to the issuance of securities by us which results in a Holder beneficially owning or exercising control or direction over 50% of the votes attached to all of our common shares (assuming conversion of the Convertible Securities beneficially owned by Holders thereof) which is approved by our Board of Directors prior to the issuance of securities shall not constitute a “change of control;” or (ii) approval by the shareholders of: (A) an amalgamation, arrangement, merger or other consolidation or combination of us with another entity as a result of which our shareholders immediately prior to the transaction will not, immediately after the transaction, own securities of the successor or continuing entity which would entitle them to cast more than 50% of the votes attaching to all of the voting securities of the successor or continuing entity, (B) a liquidation, dissolution or winding-up of us, (C) the sale, lease or other disposition of all or substantially all of our assets, (D) the election at a meeting of our shareholders of a number of directors, who were not included in the slate for election as directors approved by the prior Board of Directors, and would represent a majority of the Board of Directors, or (E) the appointment of a number of directors which would represent a majority of the Board of Directors and which were nominated by any holder of our voting shares or by any group of holders of our voting shares acting jointly or in concert and not approved by the prior Board of Directors.

We entered into substantially similar employment agreements with Mr. Mecom, our Vice President and Corporate Secretary, and Ms. Kouvelis, our Vice President and Chief Financial Officer, in January and May of 2008, respectively. Those agreements provide for an annual base salary of $150,000 for Mr. Mecom and $160,000 for Ms. Kouvelis. The termination amount under their employment agreements is equal to one-half of their respective annual salary plus $7,500.

Fiscal Year 2008 Outstanding Equity Awards At Fiscal Year-End Table

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at the end of 2008:

	Grant Date		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name			Exercisable	Unexercisable
Scott C. Larsen	3/9/04	(1)	75,000	0	0.75	3/9/09
	12/17/04	(1)	75,000	0	0.75	12/17/09
	10/11/05	(1)	100,000	0	0.90	10/11/10
	4/5/06	(1)	70,000	0	1.10	4/5/11
	1/10/07	(2)	266,667	133,333	1.00	1/10/12
	12/4/07	(2)	166,667	83,333	0.31	12/4/12

Hilda Kouvelis	10/11/05	(1)	25,000	0	0.90	10/11/10
	4/5/06	(1)	50,000	0	1.10	4/5/11
	1/10/07	(3)	75,000	0	1.00	1/10/12
	6/11/08	(2)	25,000	50,000	1.23	6/11/13

Jeffrey S. Mecom	4/17/06	(1)	25,000	0	1.12	4/17/11
	1/10/07	(2)	125,000	0	1.00	1/10/12
	12/4/07	(2)	66,667	33,333	0.31	12/4/12
	6/11/08	(2)	25,000	50,000	1.23	6/11/13

(1)	Vested on the date of grant.

(2)	Vested one-third on the date of grant, and vests one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.

(3)	Vested one-half on the date of grant and vests one-half upon the first anniversary of the date of grant.

Equity Compensation Plan Information

The only equity compensation plan which the Company had in place as of December 31, 2008 was its Amended and Restated Stock Option Plan (2006) (the “Prior Plan”), which was approved by the shareholders on May 4, 2006. On February 9, 2009, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan. See “Approval of the Transatlantic Petroleum Corp. 2009 Long-Term Incentive Plan (Proposal 3).” Under the rules of the Toronto Stock Exchange (the “TSX”), the Prior Plan will terminate at the close of the Annual Meeting with respect to all unallocated options thereunder. All options previously granted under the Prior Plan will remain in full force and effect.

Pursuant to the Prior Plan, the Company may grant options to its or its subsidiaries’ directors, officers, employees and consultants. The options enable such persons to purchase Common Shares at the exercise price fixed by the Board of Directors at the time the option is granted. The Board of Directors determines the number of Common Shares purchasable pursuant to each option and such exercise price within the guidelines established by the Prior Plan. These guidelines allow the Board of Directors to authorize the issuance of options with a term not to exceed 10 years and to set other conditions to the exercise of options, including any vesting provisions. All options issued through 2006 have terms of 5 years and all are fully vested. Commencing in 2007, the Board of Directors adopted a policy to vest options over a period of years. Consistent with the rules of the TSX, the Prior Plan requires that the exercise price of the options at the time of grant may not be lower than the “Market Price.” The “Market Price” under the Prior Plan is the closing price of the Common Shares on the TSX on the trading day immediately prior to the date the option is granted.

In accordance with the provisions of the Prior Plan, the option agreements must provide that the option can be exercised only by the optionee and only for so long as the optionee shall continue in the capacity outlined above or within a specified period after ceasing to continue in such capacity. The options are exercisable by the optionee by giving the Company notice and by payment of the exercise price for the number of Common Shares to be acquired.

Options granted under the Prior Plan are not assignable. No financial assistance is currently provided by the Company to facilitate the purchase of Common Shares on exercise of options.

The Prior Plan is a “rolling” or “evergreen” stock option plan. The maximum number of Common Shares reserved for issuance under the Prior Plan is a fixed maximum percentage which allows the reloading of Common Shares authorized for issuance upon the exercise or cancellation of options. The Prior Plan reserves for issuance pursuant to options a maximum number of Common Shares equal to 10% of the issued and outstanding Common Shares on the date of any option grant. Pursuant to the rules of the TSX, since the Prior Plan is a “rolling plan,” it must be approved every three years by the Company’s Board of Directors and shareholders.

Under the Prior Plan, the Board of Directors is empowered to grant options to insiders (as defined in the Ontario Securities Act) without further shareholder approval. Pursuant to the Prior Plan, the aggregate maximum number of Common Shares which may be reserved for issuance to any one person at any time under the Prior Plan is 5% of the number of Common Shares that are outstanding immediately prior to the reservation in question, excluding Common Shares issued pursuant to the Company’s share compensation arrangements over the preceding one-year period (the “Outstanding Issue”). The maximum aggregate number of Common Shares which may be issued to any one insider of the Company within a one year period cannot exceed 5% of the Outstanding Issue. In addition, under the Prior Plan, the maximum aggregate number of Common Shares which can be reserved for issuance to insiders is 10% of the Outstanding Issue and the maximum aggregate number of Common Shares which can be issued to insiders within a one year period is 10% of the Outstanding Issue.

In addition to any other amendments which the TSX may permit without shareholder approval, the Board of Directors has the power and authority to approve amendments relating to the Prior Plan or to options granted thereunder, without further approval of the Shareholders, to the extent that such amendments relate to: (a) altering the terms and conditions of vesting applicable to any options; (b) extending the term of options held by a person other than an insider of the Company, including in circumstances where an option holder ceases to be an officer or director of the Company, provided that the term does not extend beyond ten years from the date of grant; (c) accelerating the expiry date in respect of options; (d) adding a cashless exercise feature, payable in cash or Common Shares; (e) determining the adjustment provisions in certain circumstances including the any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation or merger; (f) amending the definitions contained within the Prior Plan; or (g) amending or modifying the mechanics of exercise of the options.

The following table sets forth the number of Common Shares to be issued upon exercise of outstanding options issued pursuant to the Prior Plan, the weighted average exercise price of such outstanding options and the number of Common Shares remaining available for future issuance under the Prior Plan, at December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,413,334	$0.85	11,082,444	(1)
Equity compensation plans not approved by security holders	0	—	0
Total	4,413,334	$0.85	11,082,444

Note:

(1)	Pursuant to the Prior Plan, the total number of Common Shares reserved for issuance under the Prior Plan may not exceed 10% of the Common Shares outstanding from time to time. As of December 31, 2008, there were 154,957,781 Common Shares outstanding. The number of Common Shares issuable pursuant to the Prior Plan automatically increases as the number of issued and outstanding Common Shares increases. As of April 28, 2009, there were 155,109,366 Common Shares outstanding, 4,053,334 Common Shares (approximately 2.6% of the outstanding Common Shares) to be issued upon exercise of outstanding options under the Prior Plan and 11,457,603 Common Shares (approximately 7.4% of the outstanding Common Shares) remaining available for future issuances under the Prior Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulation requires executive officers, directors and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished or available to the Company, the Company believes that its directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2008 except as follows: one late Form 4 was filed by each of Messrs. Larsen and Bayley on June 9, 2008 to report the exercise of stock options on June 3, 2008; one late Form 3 was filed by Dalea Partners, LP on June 10, 2008 to report the acquisition of Common Shares on May 30, 2008; one late Form 4 was filed by each of Messrs. Larsen and Mecom on October 10, 2008 to report the exercise of Common Share purchase warrants on October 6, 2008; and one late Form 4 was filed by Mr. Mitchell on January 5, 2009 to report the acquisition of Common Shares and Common Share purchase warrants on December 30, 2008.

Certain Relationships and Related Transactions

Service Agreement. Effective May 1, 2008, the Company entered into a service agreement, as amended (the “Service Agreement”), with Longfellow Energy, LP, Viking Drilling, LLC, Longe Energy Limited, MedOil Supply, LLC and Riata (collectively, the “Service Entities”), under which the Company and the Service Entities agreed to provide technical and administrative services to each other from time to time on an as-needed basis. Under the terms of the Service Agreement, the Service Entities agreed to provide to the Company upon the Company’s request certain computer services, payroll and benefits services, insurance administration services and entertainment services, and the Company and the Service Entities agreed to provide to each other certain management consulting services, oil and gas services and general accounting services (collectively, the “Services”). Under the terms of the Service Agreement, the Company pays, or is paid, for the actual cost of the Services rendered plus the actual cost of reasonable expenses on a monthly basis. The Company or the Service Entities may terminate the Service Agreement at any time by providing advance notice of termination to the other party.

As of November 1, 2008, pursuant to the Service Agreement, the salary, bonus and benefits earned by each Named Executive Officer are paid by Riata and the Company reimburses Riata for the actual cost thereof. In 2008, the Company reimbursed Riata $79,607 for the salary, bonus and benefits provided to the Named Executive Officers. In addition, Barbara Pope, a 5% shareholder of the Company and sister-in-law of Mr. Mitchell, and Terry Pope, brother-in-law of Mr. Mitchell, are employees of Riata and provide services to the Company under the Service Agreement. In 2008, the Company reimbursed Riata $9,705 and $16,087 for services provided by Ms. Pope and Mr. Pope, respectively, pursuant to the Service Agreement. During 2008, Mr. McCann was an employee of Riata and provided services to the Company under the Service Agreement. In 2008, the Company reimbursed Riata $41,856 for services provided by Mr. McCann pursuant to the Service Agreement.

The Company recorded expenditures for the year ended December 31, 2008 of $4.6 million for goods and Services provided by the Service Entities pursuant to the Service Agreement or other arrangements, including salary, bonus and benefits reimbursements identified in the prior paragraph, of which $1.5 million was included in accounts payable at December 31, 2008 and settled in cash during the first quarter of 2009. There were no amounts due from the Service Entities at December 31, 2008.

The following table provides a breakdown of reimbursements of actual costs and expenses made by the Company to the Service Entities under the Service Agreement as of December 31, 2008:

Service Agreement Category	Amount ($)
Salaries and benefits for Named Executive Officers	79,607
Salaries and benefits for non-Named Executive Officers	1,571,039
Inventory relating to drilling operations	1,135,642
Prepaid drilling services	605,729
Travel, hotels and meals, excluding the use of Riata-owned aircraft	343,335
Computer equipment and software	266,659
Third party legal and professional fees	170,945
Equipment relating to drilling operations	143,871
Office expenses and supplies	66,997
Allocated overhead	26,473
Geologic and geophysical maps and fees	18,850

Total	4,429,147

Aircraft Reimbursements. In addition, the Company and Riata have an arrangement whereby executive officers, employees, or consultants of the Company, or other persons providing Services to the Company under the Service Agreement, are permitted to use aircraft owned by Riata for Company-related business travel. For the use of this aircraft, the Company reimburses Riata an amount per passenger equal to the cost of a business class ticket on a commercial airline for comparable travel. Riata bears 100% of the cost of fuel, landing fees and all other expenses incurred in connection with such flights in excess of the amount reimbursed by the Company. In each case, the actual cost of the flight exceeded the amount of the reimbursement by the Company. For 2008, the Company reimbursed Riata $165,654 for the use of this aircraft. Because this reimbursement is only for Company-related business travel of persons providing Services to the Company and is integrally and directly related to the performance of such persons’ duties, the Company’s reimbursement is not compensation nor a perquisite to any director or executive officer of the Company. In addition, the Company reimbursed Riata $25,309 for the use of this aircraft by Mr. Mitchell’s wife and son, who accompanied Mr. Mitchell on Company-related business travel in 2008.

Quest Loan. In April 2007, the Company entered into a $3.0 million short-term standby bridge loan from Quest Capital Corp. (“Quest”). The Company drew down $3.0 million on the loan in the second quarter of 2007. In August 2007, the Company increased the loan facility to $4.0 million and drew down the additional $1.0 million. The Company issued 503,823 Common Shares to Quest at an aggregate value of approximately $359,000 as it drew on the loan. In November 2007, the Company paid down $2.0 million in principal on the loan and extended the maturity date on the outstanding principal balance of $2.0 million to March 31, 2008. Quest extended the maturity date to April 30, 2008 to facilitate the closing of the loan with Riata, as described below. The Company paid the loan in full on April 8, 2008. The Quest loan incurred interest at a rate of twelve percent (12%) per annum, calculated daily and compounded monthly, and the Company paid an aggregate of $392,461 in interest and fees on the loan. The Company and Quest currently have one director in common, Mr. Bayley, who currently serves as Quest’s Co-Chairman. At the time of the Quest transactions, the Company and Quest had two directors in common and Mr. Bayley served as Quest’s Chief Executive Officer. Transactions with Quest were conducted on an arm’s length basis. The loans were made by Quest in the ordinary course of business and were made on substantially the same terms, including interest rates, as those prevailing at the time for comparable loans with persons not related to Quest.

Transactions with Messrs. Mitchell and McCann. The Company has entered into various transactions with its Chairman, Mr. Mitchell, and various companies formed and owned or controlled by Mr. Mitchell that are primarily focused on investing in international energy opportunities. In addition, the Company entered into various transactions with Mr. McCann, the Company’s Chief Executive Officer since January 1, 2009 and a member of the Company’s Board of Directors since May 2008.

On April 8, 2008, the Company entered into a $2.0 million short-term loan at an interest rate of twelve percent (12%) per annum with Riata and used the proceeds to repay the Quest loan in full. The Company paid the Riata loan in full on May 30, 2008 and all interest under the Riata loan was waived.

In addition, on April 8, 2008, Dalea purchased 10,000,000 Common Shares from the Company at Cdn$0.30 per share pursuant to the first stage a the private placement announced in March 2008, and on May 30, 2008, Dalea and Riata TransAtlantic LLC (“Riata TransAtlantic”), purchased a further 12,630,000 Common Shares from the Company at Cdn$0.36 per share pursuant to the second stage of the private placement. Matthew McCann, at that time a member of the Company’s Board of Directors, also participated in the second stage of the private placement, purchasing 1,100,000 Common Shares. However, neither Mr. Mitchell nor Mr. McCann were related parties of the Company on March 28, 2008, the date that Dalea and Riata TransAtlantic first agreed that they or their associates would participate in the private placement and provide the short-term loan to the Company.

In July 2008, Longfellow Energy, LP (“Longfellow”), guaranteed the obligations of the Company and Longe Energy Limited (“Longe”) under a farmout agreement concerning the Company’s Ouezzane-Tissa and Asilah exploration permits in Morocco up to a maximum of $25.0 million. In addition, in [July] 2008, the Company received a reimbursement of expenses in the amount of $832,000 from Longe related to Longe’s participation in the Company’s Moroccan exploration permits.

In August 2008, the Company announced that it changed its operating strategy from a prospect generator to a vertically integrated project developer. To execute this new strategy, on December 30, 2008, the Company acquired 100% of the issued and outstanding shares of Longe from Longfellow in consideration for the issuance of 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants. Each Common Share purchase warrant entitles the holder to purchase one Common Share at an exercise price of $3.00 per share through December 30, 2011. Concurrently, the Company issued 35,416,667 Common Shares at a price of $1.20 per share in a private placement with Dalea, Riata TransAtlantic, Mr. McCann and other purchasers that have relationships with Mr. Mitchell, resulting in gross proceeds of $42.5 million. Dalea and Riata TransAtlantic purchased an aggregate of 34,381,667 Common Shares, and Mr. McCann purchased 250,000 Common Shares. In addition, the Company paid $740,000 to Longfellow for additional drilling equipment delivered at closing of the Longe acquisition.

In November 2008, in connection with the pending acquisition of Longe, the Company agreed with Longe that it would suspend billing Longe for work that it was conducting for its Moroccan operations. As a result, the Company recorded approximately $1.0 million in related expenses that it would have billed to Longe had the Longe acquisition not been completed.

On November 28, 2008, the Company entered into a credit agreement with Dalea. The purpose of the Dalea credit agreement is to fund the all cash takeover offer by TransAtlantic Australia Pty. Ltd. (“TransAtlantic Australia”), the Company’s wholly-owned subsidiary, for all of the outstanding shares of Incremental Petroleum Limited (“Incremental”). On April 28, 2009, the Company and Dalea agreed to increase the loan facility by $14.0 million to fund the Company’s oil and natural gas exploration and development activities. The total outstanding balance of the advances made under the credit agreement accrues interest at a rate of ten percent (10%) per annum, calculated daily and compounded quarterly. Interest is payable on the first day of each March, June, September and December. Following an event of default, the outstanding balance will accrue additional interest at a rate of four percent (4%) per annum until the event of default is cured or waived. As of April 28, 2009, the Company had borrowed $62.0 million from Dalea pursuant to the credit agreement for the acquisition of all of the outstanding Incremental shares and $2.8 million for general corporate purposes. As of April 28, 2009, the Company had paid no principal or interest on the loan.

On December 31, 2008, the Company entered into bills of sale and assignment with Viking Drilling, LLC (“Viking”). Under the terms of the bills of sale and assignment, the Company purchased at cost certain drilling and service equipment and other assets from Viking for use in Turkey, Morocco and Romania. The Company paid $8.3 million to Viking for the drilling and service equipment and other assets.

On March 20, 2009, the Company’s wholly-owned subsidiary, TransAtlantic Australia, purchased 15,025,528 shares of Incremental from Mr. Mitchell at a price of Australian $1.085 per share, which was the same price per share that TransAtlantic Australia paid under its all cash takeover offer for all of Incremental’s outstanding shares. The total consideration paid by TransAtlantic Australia for Mr. Mitchell’s Incremental shares was $11.5 million.

Mr. Mitchell and his wife own 100% of Riata and Dalea, and Mr. Mitchell is a manager and has sole voting and dispositive power over the Common Shares held by Riata TransAtlantic. In addition, Mr. Mitchell is a partner of Dalea and a manager of Dalea Management, the general partner of Dalea. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow. Prior to the Company’s acquisition of Longe, Longe was owned by Longfellow. Riata owns 100% of MedOil Supply, LLC. Dalea owns 85% of Viking.

Participating Interest Agreement. The Company entered into an agreement with Mr. Larsen under which it granted Mr. Larsen a participating interest in any compensation the Company receives pursuant to an agreement the Company entered into in June 2005 concerning the sale of its former Nigerian properties (the “Compensation Agreement”). Under this participating interest agreement, Mr. Larsen will receive 3.87% of any “TWL Compensation” (as defined in the Compensation Agreement) the Company receives, provided that in no event will Mr. Larsen receive more than $600,000 of the TWL Compensation. The Company does not expect to receive any TWL Compensation.

APPOINTMENT OF AUDITOR

(Proposal 2)

During 2008, KPMG LLP served as our Auditor and also provided certain tax and other audit-related services. It is expected that one or more representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has recommended reappointment of KPMG LLP to serve as the Company’s Auditor until the close of the next annual meeting of shareholders. Shareholder approval of the appointment is required under the laws of Alberta. If an auditor is not appointed by shareholders at the Annual Meeting, KPMG LLP, as the incumbent auditor, will continue in office until a successor is appointed by the shareholders. The affirmative vote of the holders of a majority of the votes cast by shareholders on the subject matter at the Annual Meeting is required to approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF KPMG LLP TO SERVE AS THE COMPANY’S AUDITOR UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING.

Fees paid to KPMG LLP

Aggregate fees for professional services provided to the Company by KPMG LLP for 2007 and 2008 were as follows:

	2008	2007
Audit Fees	$166,000	$188,000
Audit-Related Fees	131,000	65,000
Tax Fees	121,000	23,000
All Other Fees	0	0

Total	$418,000	$276,000

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in its Annual Report on Form 10-K and services that are normally provided by the independent auditors in connection with their engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of the Company’s interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include review of the Company’s Annual Report on Form 20-F for 2007 and filings related to the Company’s acquisition of Longe in addition to correspondence with the SEC and other accounting consulting.

Tax Fees. This category consists of professional services rendered by the Company’s independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. This category consists of fees for other miscellaneous items.

The Company’s Board of Directors has adopted a procedure for pre-approval of all fees charged by its independent auditors. Under the procedure, the Audit Committee of the Company’s Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit, audit-related fees and tax fees paid to KPMG LLP with respect to 2008 were pre-approved by the Audit Committee.

APPROVAL OF THE TRANSATLANTIC PETROLEUM CORP.

2009 LONG-TERM INCENTIVE PLAN

(Proposal 3)

On February 9, 2009, the Board of Directors adopted, subject to shareholder approval, the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan (hereinafter called the “Incentive Plan”). The Incentive Plan is intended to enable the Company to remain competitive and innovative in the Company’s ability to attract, motivate, reward, and retain the services of key employees, certain key contractors, and outside directors. The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and dividend equivalent rights which may be granted singly, in combination, or in tandem. The Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of applicable tax laws). The Company believes that operation of the Incentive Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. It is the judgment of the Board of Directors that the Incentive Plan is in the best interest of the Company and its shareholders.

Prior Stock Option Plan and Grants Subject to Shareholder Approval

The Incentive Plan will replace the Company’s 2006 Amended and Restated Stock Option Plan (the “Prior Plan”). The Prior Plan was approved by shareholders in 2006. Under the rules of the TSX, the Prior Plan will terminate at the close of the Annual Meeting with respect to all unallocated options thereunder. All awards previously granted under the Prior Plan will remain in full force and effect. If the Incentive Plan is approved by the shareholders, the maximum number of Common Shares authorized and available for issuance under both plans will be 10% of the Company’s authorized and outstanding Common Shares as determined on the applicable date of grant of an award under the Incentive Plan. The Board has approved certain grants under the Incentive Plan, as set forth under “New Plan Benefits” below, subject to shareholder approval of the Incentive Plan.

As of April 28, 2009, the number of securities issued and issuable under the Prior Plan and under the Incentive Plan are as follows:

	Awards Outstanding	Future Awards Grantable	Maximum Common Shares Issuable
Prior Plan (stock options)	4,053,334	0(1)	4,053,334(1)
Incentive Plan (restricted stock units)	1,783,104(2)	9,674,498(2)(3)(4)	11,457,602(2)(3)(4)
Total	5,836,438	9,674,498(2)(3)(4)	15,510,936(2)(3)(4)
Percentage of outstanding Common Shares	3.76%	6.24%(2)(3)(4)	10%

(1)	No further grants of stock options will be permitted under the Prior Plan following the Annual Meeting.

(2)	Subject to approval of the Incentive Plan and ratification of the current awards at the Annual Meeting and execution of individual award agreements.

(3)	The maximum aggregate number of Common Shares that may be delivered pursuant to awards under the Prior Plan and the Incentive Plan is 10% of the outstanding Common Shares. As such, the maximum number will automatically increase as the number of issued and outstanding Common Shares increases and as the number of stock options granted under the Prior Plan decreases.

(4)	Based on 155,109,366 Common Shares outstanding on April 28, 2009.

Description of the Incentive Plan

The following is a brief description of the material terms of the Incentive Plan. A copy of the Incentive Plan is attached as Appendix B to this proxy statement and information circular, and the following description is qualified in its entirety by reference to the Incentive Plan.

Effective Date and Expiration.    The Incentive Plan became effective on January 1, 2009, subject to and conditioned upon shareholder approval of the Incentive Plan, and will terminate on December 31, 2018, unless sooner terminated by the Board of Directors. No award may be made under the Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization.    Subject to certain adjustments, the maximum aggregate number of Common Shares that may be delivered pursuant to awards under the Incentive Plan is 10% of the Company’s authorized and outstanding Common Shares as determined on the applicable date of grant of an award under the Incentive Plan, of which 1,000,000 Common Shares may be delivered pursuant to incentive stock options under the Incentive Plan. Shares to be issued may be made available from authorized but unissued Common Shares, Common Shares held by the Company in its treasury, or previously issued Common Shares reacquired by the Company, including Common Shares purchased on the open market or otherwise. Subject to certain adjustments, the maximum number of Common Shares with respect to which stock options or stock appreciation rights may be granted to any officer of the Company subject to Section 16 of the Exchange Act or to a “covered employee” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), during any calendar year is 1,000,000 shares. Furthermore, the maximum aggregate number of Common Shares issued to insiders (as defined in the Ontario Securities Act) in any twelve month period and issuable to insiders at any time under the Incentive Plan and the Prior Plan may not exceed 10% of the Company’s total issued and outstanding Common Shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the Incentive Plan and the Company intends to comply with Section 162(m) of the Code, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $5,000,000 (based on the fair market value of the Common Shares at the time of the grant of the performance-based award).

No financial assistance has been provided by the Company to participants under the Prior Plan to facilitate the purchase of Common Shares upon exercise of awards granted under the Prior Plan, and no financial assistance will be provided by the Company to participants under either the Prior Plan or the Incentive Plan to facilitate the purchase of Common Shares upon exercise of awards granted under the Prior Plan or the Incentive Plan.

Administration.    The Incentive Plan shall be administered by the Board of Directors or a committee of the Board of Directors (the “Committee”) consisting of two or more members. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the Incentive Plan, establish and revise rules and regulations relating to the Incentive Plan, and make any other determinations that it believes are necessary for the administration of the Incentive Plan. At any time there is no Committee to administer the Incentive Plan, any references herein or in the Incentive Plan to the Committee shall be deemed to refer to the Board of Directors.

Eligibility.    Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the Incentive Plan; provided that only employees of the Company shall be eligible to receive incentive stock options. Subject to the terms of the Incentive Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and determine all matters relating to awards. As of April 28, 2009, there were approximately 26 employees, 4 outside directors, and 10 contractors who would be eligible to receive grants under the Incentive Plan.

Stock Options.     The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided, that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations or that are less than 50% owned subsidiaries) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of the Common Shares on the trading day immediately preceding the date the stock option is granted. For so long as the Common Shares are listed on the TSX, the “fair market value” of the Common Shares means, as of a particular date, the closing sales price per share on such date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of shares of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the Common Shares on the date of grant. The Committee will determine the terms of each stock option at the time of the grant, including without limitation, the methods by or forms in which Common Shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years. The Committee may grant options subject to certain restrictions such as vesting pursuant to the Incentive Plan or an award agreement. Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft, or money order payable to the order of the Company, (ii) by delivering to the Company Common Shares (not including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, and not acquired from the Company within six months prior to the exercise date, and/or (iii) any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand alone award, or freestanding SARs, or in conjunction with options granted under the Incentive Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the grant price of the SAR, payable in either cash or Common Shares; provided that, any SAR granted to a resident of Canada must either provide for the value of the SAR to be paid (i) only in Common Shares, or (ii) no more than three years from the date of grant. Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The grant price of a SAR cannot be less than 100% of the fair market value of a Common Share on the trading day immediately preceding the date of grant. In the event of the exercise of a SAR payable in Common Shares, the holder of the SAR will receive that number of whole Common Shares having an aggregate fair market value on the date of exercise equal to the value obtained by multiplying (i) the difference between the fair market value of a Common Share on the date of exercise over the grant price of the SAR, by (ii) the number of Common Shares as to which the SAR is exercised, with a cash settlement to be made for any fractional Common Shares. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which Common Shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units.    The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of Common Shares that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive Common Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in Common Shares, cash, or a combination of both, as determined by the Committee; provided that any restricted stock unit granted to a resident of Canada must either provide for the value of the restricted stock unit to be paid (i) only in Common Shares, or (ii) no more than three years from the date of grant.

Dividend Equivalent Rights.    The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or Common Shares equal in value to dividends paid on a specific number of Common Shares or other periodic payments. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional Common Shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, Common Shares, or a combination thereof.

Performance Awards.    The Committee may grant performance awards payable in cash, Common Shares, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the Incentive Plan, it is the intent of the Company that performance awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards. However, the Committee may not, in any event, increase the amount of compensation payable to an individual upon the attainment of a performance goal. With respect to a performance award that is not intended to satisfy the requirements of Section 162(m), if the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Performance Goals.    Awards of restricted stock, restricted stock units, and performance awards under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Common Shares; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly, periodic and annual earnings releases, or (v) other similar occurrences. In all other respects,

Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Vesting, Forfeiture, Assignment.    The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, nonvested restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of awards and other rights (other than ISOs and tandem SARs granted in connection with ISOs) granted to non-Canadian participants to (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Change in Control.    Except as may be required to comply with Section 409A of the Code, awards granted under the Incentive Plan may be canceled by the Company, in its sole discretion, as of the effective date of any change in control, merger, consolidation or share exchange with respect to the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either: (a) giving notice to each holder thereof of its intention to cancel those awards for which the issuance of Common Shares involves payment by the holder for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Common Shares subject to such outstanding awards, including in the Board’s discretion some or all of the shares as to which such awards would not otherwise be vested and exercisable; or (b) in the case of awards that are either (i) settled only in Common Shares, or (ii) at the election of the holder, settled in Common Shares, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such award to be paid by the holder multiplied by the number of shares subject to the award. In cases where the shares constitute, or would after exercise, constitute restricted stock, the Company, in its discretion, may include some or all of those shares in the calculation of such amount payable.

Capital Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, (iii) the number and type of shares (or other securities or property) specified as the annual per-participant limitation under the Incentive Plan, (iv) the option price of outstanding stock option awards, (v) the amount, if any, the Company pays for forfeited shares of restricted stock, and (vi) the number of or conversion price of Common Shares then subject to outstanding SARs previously granted and unexercised under the Incentive Plan to the end that the same proportion of the Company’s issued and outstanding Common Shares in each instance shall remain subject to exercise at the same aggregate conversion price; provided however, that the number of Common Shares (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Incentive Plan.    The Board of Directors of the Company may at any time and from time to time, without the consent of the participants under the Incentive Plan, alter, amend, revise, suspend, or discontinue the Incentive Plan in whole or in part, except that no amendment for which shareholder approval is required either: (i) by any securities exchange or inter-dealer quotation system on which the Common Shares are listed or traded, or (ii) in order for the Incentive Plan and incentives awarded under the Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Toronto Stock Exchange. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the Incentive Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the Incentive Plan, the holder of any award outstanding under the Incentive Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the Incentive Plan to the contrary, unless required by law, no action regarding amendment or discontinuance shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the Incentive Plan without the consent of the affected participant. The Board of Directors of the Company has the power and authority to approve any amendments to the Incentive Plan or awards granted thereunder without further approval of the shareholders or any participants whose award is amended or terminated, including, without limitation, to the extent that such amendment:

(a)	is necessary to conform the Incentive Plan or such award, as the case may be, to applicable law or regulation or the requirements of any relevant stock exchange or regulatory authority, whether or not such amendment or termination would affect any accrued rights;

(b)	is for the purpose of curing any ambiguity, error or omission in the Incentive Plan or to correct or supplement any provision of the Incentive Plan that is inconsistent with any other provision of the Incentive Plan;

(c)	is an amendment to the Incentive Plan respecting administration and eligibility for participation under the Incentive Plan;

(d)	changes the terms and conditions on which awards have been granted pursuant to the Incentive Plan, including the re-pricing of such Incentives and changes to the length of any award period;

(e)	alters, extends or accelerates the terms of vesting applicable to any award;

(f)	amends or modifies the mechanics for exercising awards, including the addition of a cashless exercise feature; or

(g)	is an amendment to the Incentive Plan of a “housekeeping nature.”

Notwithstanding anything contained in the Incentive Plan to the contrary, shareholder approval (excluding the votes of shares held directly or indirectly by insiders (as defined in the Ontario Securities Act) benefiting from the amendment) is required for (x) a reduction in the exercise price of any stock option, (y) a reduction in the SAR price of any SAR, or (z) an extension of the award period of any award, held by an insider.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options.    A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the Common Shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the Common Shares received upon exercise of an ISO exceeds the exercise price, then the excess will be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the Common Shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of Common Shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Common Shares is greater than the fair market value of the Common Shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the Common Shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the Common Shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Shares will be treated as capital gain. However, if the price received for Common Shares acquired by exercise of an ISO is less than the fair market value of the Common Shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Shares.

Nonqualified Stock Options.    A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the Common Shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for Common Shares acquired under a nonqualified stock option will be equal to the option price paid for such Common Shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Shares.    If a participant pays the option price of a nonqualified stock option with previously-owned Common Shares and the transaction is not a disqualifying disposition of Common Shares previously acquired under an ISO, the Common Shares received equal to the number of Common Shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these Common Shares received will be equal to the participant’s tax basis and holding period for the Common Shares surrendered. The Common Shares received in excess of the number of Common Shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such Common Shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of Common Shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Shares surrendered, determined at the time such Common Shares were originally acquired upon exercise of the ISO, over the aggregate option price paid for such Common Shares. As discussed above, a disqualifying disposition of Common Shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the Common Shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant who receives a freestanding SAR will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in shares, the spread between the then current market value and the grant price of the shares, if any, will be taxed as ordinary income to the employee at the time such shares are received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock.    A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Shares granted as restricted stock at such time as the Common Shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Shares to recognize ordinary income on the date of transfer of the Common Shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to the Common Shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Other Awards.    In the case of an award of restricted stock units, performance awards, or dividend equivalent rights, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

U.S Federal Tax Withholding.    Any ordinary income realized by a participant upon the exercise of an award under the Incentive Plan is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”). To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for Common Shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the Common Shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents in writing, accept delivery of Common Shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Shares. Compensation income realized, and tax withheld, will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters.    The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Incentive Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Incentive Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee. The following table sets forth information with respect to the restricted stock unit awards approved by the Board to the following persons and groups under the Incentive Plan as of April 28, 2009.

Name and Position	Dollar Value ($)(1)	Number of Shares Subject to Restricted Stock Units Granted Under the Incentive Plan
Matthew W. McCann, CEO and director	145,000	125,000	(2)
Scott C. Larsen, President and director	174,000	150,000	(2)
Hilda Kouvelis, Vice President and CFO	58,000	50,000	(2)
Jeffrey S. Mecom, Vice President and Secretary	58,000	50,000	(2)
N. Malone Mitchell, 3rd, Chairman	43,850	37,802	(3)
Brian E. Bayley, director	43,850	37,802	(3)
Alan C. Moon, director	43,850	37,802	(3)
Michael D. Winn, director	43,850	37,802	(3)
All current executive officers, as a group	435,000	375,000	(2)
All current directors who are not executive officers, as a group	175,401	151,208	(3)
All current employees who are not executive officers, as a group	1,457,999	1,256,896	(4)

(1)	The dollar value of restricted stock units was calculated using a per share price of $1.16 (Cdn$1.42), the closing price of the Common Shares on the Toronto Stock Exchange on April 28, 2009, using an exchange rate of US$1.00 = Cdn$1.22.

(2)	The restricted stock units vest as to one-third on January 15, 2010, one-third on January 15, 2011 and one-third on January 15, 2012.

(3)	The restricted stock units vest on January 15, 2010.

(4)	568,430 of the restricted stock units vest as to one-third on January 15, 2010, one-third on January 15, 2011 and one-third on January 15, 2012. 688,466 of the restricted stock units vest as to one-quarter upon shareholder approval of the Incentive Plan, one-quarter on January 15, 2010, one-quarter on January 15, 2011 and one-quarter on January 15, 2012.

Vote Required

At the Annual Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass the following resolution to approve the Incentive Plan:

“BE IT RESOLVED that:

1.	the 2009 Long-Term Incentive Plan of the Company (the “Incentive Plan”) in the form attached as Appendix B to the proxy statement and information circular of the Company distributed in connection with this meeting (the “Circular”) be and is hereby approved and the restricted stock units granted pursuant to the Incentive Plan prior to this approval as disclosed in the Circular be and are hereby ratified; and

2.	any director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in connection with the foregoing.”

The resolution to approve the Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast by shareholders on the resolution. In assessing the recommendation of the Board of Directors, shareholders should consider that each of the Company’s directors and executive officers is eligible to participate in the Incentive Plan, and thus, may be viewed to have a substantial interest in this proposal.

In the absence of shareholder approval, the Incentive Plan will not become effective and any awards granted thereunder will become void at the conclusion of the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE TRANSATLANTIC PETROLEUM CORP. 2009 LONG-TERM INCENTIVE PLAN.

CHANGE IN CONTROL UNDER U.S. SECURITIES LAWS

On December 30, 2008, the Company acquired all of the outstanding shares of Longe from Longfellow in exchange for the issuance of 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants pursuant to a Purchase Agreement dated as of September 19, 2008. Concurrently with the Longe acquisition, the Company issued 35,416,667 Common Shares in a private placement resulting in gross cash proceeds to the Company of $42,500,000. The Company issued Common Shares in the private placement as follows: (i) 34,208,917 Common Shares to Dalea; (ii) 250,000 Common Shares to Matthew McCann, a director of the Company; (iii) 200,000 Common Shares to Monte Bell; (iv) 85,000 Common Shares to Barbara and Terry Pope; (v) 172,750 Common Shares to Riata TransAtlantic; and (vi) 500,000 Common Shares to Gillco Energy, LP.

Mr. Mitchell, his wife and children indirectly own 100% of Longfellow, and Mr. Mitchell and his wife own 100% of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management, the general partner of Dalea, and Mr. Mitchell is a manager of and has voting and dispositive power over the Common Shares held by Riata TransAtlantic. Consequently, Mr. Mitchell may be deemed to beneficially own the shares held by Longfellow, Dalea and Riata TransAtlantic. Prior to the Longe acquisition and the private placement, Mr. Mitchell beneficially owned 28.3% of the Common Shares and was the Company’s largest shareholder. Immediately following the Longe acquisition and the private placement, Mr. Mitchell beneficially owned 64.6% of the outstanding Common Shares. As a result, Mr. Mitchell now controls substantially all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The source of consideration paid by Dalea and Riata TransAtlantic in the private placement was working capital of such entities.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the next Annual Meeting of Common Shareholders and presentation in the Company’s proxy statement and information circular with respect to such meeting should arrange for such proposal to be delivered to the Corporation in compliance with the Exchange Act and the Business Corporations Act (Alberta). The Exchange Act requires that such proposal be delivered to the Company at its principal executive offices no later than January 20, 2010 (being the date which is 120 days before the anniversary date of the proxy statement and information circular released to shareholders in connection with the Annual Meeting) in order to be considered for inclusion in the proxy statement and information circular relating to that meeting. The Business Corporations Act (Alberta) requires that such proposal be delivered to the Company at its registered office no later than March 18, 2010 (being the date which is 90 days before the anniversary date of the Annual Meeting) in order to be considered for inclusion in the proxy statement and information circular relating to that meeting. Shareholders wishing to submit proposals to be presented directly at the 2010 Annual Meeting of Common Shareholders instead of for inclusion in the relevant proxy statement and information circular must follow the procedures set forth under the Business Corporations Act (Alberta) by delivering such proposal to the Company no later than March 18, 2010 (being the date which is 90 days before the anniversary date of the Annual Meeting). Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act and the Business Corporations Act (Alberta) and the rules and regulations promulgated thereunder, to which interested persons should refer.

OTHER BUSINESS

Management is not aware of any other business to come before the Annual Meeting other than as set forth in the Notice. Should any other business be properly brought before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Financial information respecting the Company is provided in the Company’s comparative financial statements, management discussion and analysis and the auditor’s report thereon for the Company’s most recently completed financial year. Copies of this proxy statement and information circular, the Company’s Annual Report and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which contains the financial statements, management discussion and analysis and the auditor’s report thereon for the Company’s most recently completed financial year, and any interim financial statements of the Company subsequent to those statements contained in the Annual Report as filed with the applicable Canadian regulatory authorities are or will be available on SEDAR at www.sedar.com and may also be obtained without charge by writing to the Secretary of the Company at Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8. Additional information relating to the Company is also available on SEDAR at www.sedar.com.

Shareholders that have additional questions about the information contained in this proxy statement and information circular or that wish to obtain directions to attend the Annual Meeting and vote in person, should contact the Corporate Secretary at TransAtlantic Petroleum Corp., 5910 N. Central Expressway, Suite 1755, Dallas, TX 75206 or at (214) 220-4323.

APPROVAL AND CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and sending of this proxy statement and information circular have been approved by the Board of Directors of the Company.

Dated: April 30, 2009

/S/ MATTHEW MCCANN Matthew McCann	/S/ HILDA KOUVELIS Hilda Kouvelis
Chief Executive Officer	Vice President and Chief Financial Officer

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

APPENDIX A

The following is the Mandate of the Board of Directors of TransAtlantic which is contained in the Terms of Reference adopted by the Board of Directors of TransAtlantic Petroleum Corp.

MANDATE OF THE BOARD OF DIRECTORS OF

TRANSATLANTIC PETROLEUM CORP. (the “Company”)

The mandate of the Board is to supervise the management of the Company and to act in the best interests of the Company. The Board acts in accordance with the Business Corporations Act (Alberta); the Company’s Articles of Incorporation and by-laws; the Company’s Code of Conduct and the charters of the Board’s committees and other applicable laws and policies. The Board approves all significant decisions that affect the Company before they are implemented. As part of its overall responsibility for the stewardship of the Company, the Board assumes responsibility for the following:

a.	Stewardship

The Board sets and supervises standards of corporate governance that create a culture of integrity throughout the Company, and guides the operations of the Company and management in compliance with the Company’s constating documents and Alberta corporate law, securities legislation in each jurisdiction in which the Company is a reporting issuer, and other applicable laws. The Board also monitors compliance with the Company’s Code of Conduct.

b.	Strategic Planning

The Board is actively involved in the Company’s strategic planning process. The Board discusses and reviews all materials relating to strategic planning with management. The Board is responsible for reviewing and approving the strategic plans for the Company. Following the completion of each year, the Board undertakes a review of the Company’s strategic plans to assess the strengths, weaknesses and overall results of the plan. The Board also receives reports of management on a regular basis throughout the year on the current and proposed operations of the Company.

c.	Dealing with Risks

The Board, as part of the strategic planning process, identifies and evaluates principal risks and considers how to monitor and manage the risks. The principal risks to the Company have been identified as risks relating to the environment, safety, securities markets, commodity prices and currency fluctuations, legislative and title issues, oil and gas operations and the fact that oil and gas exploration and development activities are inherently risky. The Board accesses risks in conjunction with its review of Company opportunities and has instructed management to assist the Board in identifying risks and to promptly alert the Board when a risk has materialized. The Board may from time to time appoint management, board members or advisors to assist in assessing different risks.

d.	Succession Planning

The Board, through the Compensation Committee, annually identifies the key individuals of the Company and, in consultation with management, determines how best to replace such individuals with individuals who have the required expertise. Management is assigned the responsibility of training and advising any new persons of the Company’s policies and practices. The CEO has primary responsibility for supervising and reviewing the performance of other senior management.

e.	Communication Policy

The Board is responsible for adopting a Corporate Disclosure Policy that governs communication with shareholders and others and reflects the Company’s commitment to timely, effective and accurate corporate disclosure in accordance with all applicable laws and with a view to enhancing the Company’s relationship with its shareholders.

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f.	Internal Control and Management Information Systems

The effectiveness and integrity of the Company’s internal control and management information systems contribute to the effectiveness of the Board and the Company. To maintain the effectiveness and integrity of the Company’s financial controls, the Board, through the Audit Committee which consists solely of independent directors, implements and monitors internal control and management information systems.

g.	Approach to Corporate Governance

The Board has appointed a Corporate Governance Committee composed entirely of independent directors, and which has overall responsibility for developing the Company’s approach to corporate governance including keeping informed of legal requirements and trends regarding corporate governance, monitoring and assessing the functioning of the Board and committees of the Board, and for developing, implementing, and monitoring good corporate governance practices. The Corporate Governance Committee is also responsible for identifying individuals qualified to become new board members and recommending to the Board the new director nominees.

Individual directors may engage an outside adviser at the expense of the Company in appropriate circumstances, subject to the approval of the Chair of the Corporate Governance Committee.

h.	Feedback

The Board is responsible for ensuring the Company has appropriate processes in place to effectively communicate with it shareholders. The Company’s website facilitates feedback from shareholders by permitting requests for information and sending messages directly to the Company.

i.	Expectations and Responsibilities of Directors

The Board is responsible for determining the committees of the Board that are required to effectively manage certain aspects of the Board’s duties, and for ensuring that the committees have the requisite independence, competency and skill. The Board approves and annually reviews the charters of the committees, and conducts, with the assistance of the Corporate Governance Committee, annual reviews of the performance of the committees and their chairs.

Directors are responsible for attending Board meetings as well as meetings of committees of which the director is a member. Directors are responsible for reviewing meeting materials in advance of the meeting.

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APPENDIX B

TRANSATLANTIC PETROLEUM CORP.

2009 LONG-TERM INCENTIVE PLAN

The TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of TransAtlantic Petroleum Corp., an Alberta corporation (the “Company”), effective as of January 1, 2009, subject to approval by the Company’s shareholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c) provide a means through which the Company may attract able persons as Employees, Contractors and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the Income Tax Act (Canada), the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.

2.2 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, or Dividend Equivalent Right, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.3 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.4 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.5 “Board” means the board of directors of the Company.

2.6 “Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(a) Change in Ownership. A change in ownership of the Company occurs on the date that any “Person” (as defined in Section 2.6(d) below), other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock. However, if any Person is considered to own already more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Company through ownership of thirty percent (30%) or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b) Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

(i) the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the Company’s stock. However, if any Person owns thirty percent (30%) or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(i); or

(ii) the date during any twelve (12) month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the date that N. Malone Mitchell, 3rd ceases to serve as Chairman of the Board as a direct or indirect result of his sale of Common Stock; or

(c) Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding stock.

(d) For purposes of subparagraphs (a), (b) and (c) above

(i) “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

(ii) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

(e) The provisions of this Section 2.6 shall be interpreted in accordance with the requirements of Section 409A of the Code and the Final Treasury Regulations issued thereunder, it being the intent of the parties that this Section 2.6 shall be in compliance with the requirements of said Code Section and said Regulations. Notwithstanding the foregoing provisions of this Section 2.6, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.7 “Code” means the United States Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.9 “Common Stock” means common shares in the capital of the Company which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common shares of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.10 “Company” means TransAtlantic Petroleum Corp., an international oil and gas company incorporated under the laws of the Province of Alberta, Canada, and any successor entity.

2.11 “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and, if resident in Canada, the person spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary.

2.12 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.13 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.14 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.15 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company, provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer for the relevant period.

2.16 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

2.17 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on the Toronto Stock Exchange or any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

2.18 “Former Option Plan” means the Company’s Amended and Restated Stock Option Plan (2006).

2.19 “Incentive” is defined in Section 2.2 hereof.

2.20 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan. For purposes of clarity, Contractors and Outside Directors are not eligible to receive Incentive Stock Options.

2.21 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board may utilize one or more Independent Third Parties.

2.22 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.23 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.24 “Outside Director” means a director of the Company who is not an Employee or a Contractor.

2.25 “Participant” means an Employee, Contractor or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.26 “Plan” means this TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan, as amended from time to time.

2.27 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.28 “Performance Goal” means any of the goals set forth in Section 6.9 hereof.

2.29 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.30 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.31 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.32 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee, provided, however, in the case of Participants who reside in the European Economic Area, “Retirement” shall mean any Termination of Service as of a date they are eligible for mandatory retirement benefits under local law, without regard to age.

2.33 “SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.34 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.35 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.36 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above; provided in all cases the Company has, directly or indirectly, the power to direct the management and policies of such Subsidiary. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.37 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of

Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.37, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.38 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under applicable non-U.S. law; or, if no such plan, policy or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.38, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules, regulations, and sub-plans (including sub-plans for Awards made to Participants who are not residents of the United States), as necessary or appropriate for the administration of the Plan, to obtain favorable tax treatment for the Awards or to ensure compliance with securities laws, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such formerly-mandated restrictions and/or to waive any such formerly-mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum aggregate number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan and under the Former Option Plan is ten percent (10%) of the Company’s issued and outstanding shares of Common Stock as determined on the applicable Date of Grant of such Awards, of which one million (1,000,000) shares of Common Stock may be delivered under this Plan pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is one million (1,000,000) shares of Common Stock. The aggregate number of shares of Common Stock: (a) issued to insiders of the Company within any twelve (12) month period, and (b) issuable to insiders of the Company at any time, under the Plan, the Former Option Plan or any other security-based compensation arrangements of the Company, may not exceed ten percent (10%) of the Company’s total issued and outstanding shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan or of employment tax withholding or other tax payment due with respect to any Award, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option or settlement of an Award. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6

GRANT OF AWARDS

6.1 In General.

(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The Plan shall be submitted to the Company’s shareholders for approval; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Stock Option must be at least equal to the Fair Market Value of the share on the trading day immediately preceding the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.

(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof, provided that any SAR granted to a resident of Canada must either provide for the value of the SAR to be paid (a) only in shares of Common Stock or (b) no more than three years from the Date of Grant. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR, by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR must be at least equal to the Fair Market Value of the share on the trading day immediately preceding the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit such units in the event of Termination of Service during the period of restriction. The grant of the Restricted Stock Units may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in shares of Common Stock, or a combination thereof, provided that any Restricted Stock Unit granted to a resident of Canada must either provide for the value of the Restricted Stock Unit to be paid (a) only in shares of Common Stock or (b) no more than three years from the Date of Grant.

6.7 Performance Awards.

(a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards shall provide for the issuance of the shares of Common Stock at the time of the certification by the Committee that the Performance Goals for the performance period have been met. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

(c) Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than five million dollars ($5,000,000), and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.

6.8 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.9 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Awards and other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

6.10 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

ARTICLE 7

AWARD PERIOD; VESTING

7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 8

EXERCISE OR CONVERSION OF INCENTIVE

8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

8.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration or qualification under state, provincial or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a) In General. If the Committee imposes conditions upon exercise of a Stock Option, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (not including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, and/or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

(c) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state, provincial or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4 SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii) that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii) the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Toronto Stock Exchange. The Board shall have the power and authority to approve any amendments, relating to the Plan or to Awards at any time, without the further approval of the shareholders of the Company or any Participant whose Award is amended or terminated, including, without limitation, to the extent that such amendment:

(a)	is necessary to conform this Plan or such Award, as the case may be, to applicable law or regulation or the requirements of any relevant stock exchange or regulatory authority, whether or not such amendment or termination would affect any accrued rights;

(b)	is for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(c)	is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)	changes the terms and conditions on which Incentives have been granted pursuant to the Plan, including the re-pricing of such Incentives and changes to the length of any Award Period;

(e)	alters, extends or accelerates the terms of vesting applicable to any Award;

(f)	amends or modifies the mechanics for exercising Awards, including the addition of a cashless exercise feature; or

(g)	is an amendment to the Plan of a “housekeeping nature”.

Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

Notwithstanding anything contained in this Plan to the contrary, shareholder approval (excluding the votes of shares held directly or indirectly by insiders (as defined in the Securities Act (Ontario)) benefiting from the amendment) is required for (i) a reduction in the exercise price of any Stock Option, (ii) a reduction in the SAR Price of any SAR or (iii) an extension of the Award Period of any Incentive, held by an insider.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2018, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Conversion of Incentives Where Company Survives. Subject to any required action by the shareholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involves payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5 Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or the Toronto Stock Exchange or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal, provincial, and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, provincial, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than (A) Restricted Stock, or (B) Common Stock that that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option or conversion of the Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to non-Canadian Participants on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                     , 2009, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

By:
Name:
Title:

Attest:

TransAtlantic Petroleum Corp.

Security Class COMMON SHARES

Holder Account Number

C1234567890 XXX

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Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

00MZAA CPUQC01.E.INT/000001/i1234

TransAtlantic Petroleum Corp.

Computershare

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9

Security Class COMMON SHARES

Holder Account Number

C1234567890 X X X

Form of Proxy—Annual and Special Meeting to be held on June 16, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every adjournment holder or has postponement the right to appoint thereof. some If you other wish person to appoint or company a person of or their company choice, other who than need the not persons be a holder, whose to names attend and are printed act on their herein, behalf please at the insert meeting the name or any of your chosen proxyholder in the space provided (see reverse).

2. If voting the securities on behalf are of a registered corporation in the or another name of individual more than you one must owner sign (for this example, proxy with joint signing ownership, capacity trustees, stated, executors, and you may etc. be ), then required all those to provide registered documentation should sign evidencing this proxy. your If you are power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The voted securities as recommended represented by Management. by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be

6. The instructions securities of the represented holder, on by any this ballot proxy that will may be voted be called in favour for and, or withheld if the holder from has voting specified or voted a choice against with each respect of the to matters any matter described to be herein, acted on, as the applicable, securities in accordance will be voted with accordingly. the

7. This meeting proxy or confers any adjournment discretionary or postponement authority in respect thereof. of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 11:00 a.m., Mountain Time, on June 12, 2009.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

To Vote Using the Internet

• Call telephone. the number listed BELOW from a touch tone

1-866-732-VOTE (8683) Toll Free

• Go www. to investorvote. the following com web site:

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below. CONTROL NUMBER 123456 HOLDER ACCOUNT NUMBER C1234567890 ACCESS NUMBER 12345

CPUQC01.E.INT/000001/i1234

00MZAA

FOLD

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

OR

Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of me/us in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual and Special Meeting of shareholders of **TransAtlantic Petroleum Corp.** to be held at the Calgary Petroleum Club, 319 - 5th Avenue S.W. Calgary, AB on June 16, 2009 at 11:00 a.m. and at any adjournment or postponement thereof.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Michael Winn	☐	☐	02. Brian Bayley	☐	☐	03. Alan Moon	☐	☐
04. Scott Larsen	☐	☐	05. N. Malone Mitchell, 3rd	☐	☐	06. Matthew McCann	☐	☐

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I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

999999999999 025890 X X X X AR0 TNPQ

00MZBA

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

“Company”) I/We, being holder(s) hereby appoint: of TransAtlantic Matthew McCann, Petroleum Chief Corp. Executive (the

Officer and Secretary of the Company, of the Company or failing him, Jeffrey S. Mecom, Vice President

OR

Enter appointing the name if this of person the person is someone you are other than the foregoing.

as given, my/our as the proxyholder proxyholder with sees full power fit) and of on substitution all other matters and to that attend, may act properly and vote come for before and on the behalf Annual of me/us and Special in accordance Meeting with of shareholders the following of direction TransAtlantic (or if no Petroleum directions have Corp. been to be held at the Calgary Petroleum Club, 319—5th Avenue S.W. Calgary, AB on June 16, 2009 at 11:00 a.m. and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

01. Michael Winn

04. Scott Larsen

For Withhold

02. Brian Bayley

05. N. Malone Mitchell, 3rd

For Withhold

03. Alan Moon

06. Matthew McCann

For Withhold

For Against Abstain

2. Appointment of Auditor

To appoint KPMG LLP as the Company’s auditor and independent registered public accounting firm.

3. Approval of Long-Term Incentive Plan

To approve the TransAtlantic Petroleum Corp. 2009 Long Term-Incentive Plan.

For Against Abstain

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We I/We hereby authorize revoke you to any act proxy in accordance previously with given my/our with respect instructions to the set Meeting. out above.

If recommended no voting instructions by Management. are indicated above, this Proxy will be voted as

Signature(s) Date

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FOLD